Exhibit 99.1

Q/C Audited Consolidated Financial Statements

As of and for the Years Ended December 31, 2024 and 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

TNF Pharmaceuticals. Inc. and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of TNF Pharmaceuticals. Inc. and Subsidiaries (the “Company”) as of December 31, 2024 and the related consolidated statements of comprehensive loss, changes in stockholders’ equity, and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has experienced a net loss and negative cash flows from operations for the year ended December 31, 2024, which raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matters does not alter in any way our opinion on the consolidated financial statements taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of preferred stock and bifurcated embedded derivative

As discussed in Notes 1 and 2 to the consolidated financial statements, on February 21, 2023, the Company sold 15,000 shares of Series F Convertible Preferred Stock (“Series F Preferred Stock”), with various embedded features. The Preferred Stock was determined to be more akin to a debt-like host than an equity-like host. The Company concluded that the embedded features were not clearly and closely related to the debt host instrument and thus were deemed to be bifurcated embedded derivatives (“Embedded Derivative”). The Embedded Derivative liabilities are measured at fair value at inception and then are required to be re-measured and reported at fair value at each reporting period. Management’s estimate of the Embedded Derivative liabilities as of December 31, 2024 was $0. On April 8, 2025, the Company entered into an Omnibus Amendment Agreement with the Series F Preferred Stock holders, which amended certain terms of the Certificate of Designations surrounding the Stated Value, the timing and amount of installment redemptions and the final maturity date of the Series F Preferred Stock. This amendment resulted in an extinguishment of the original instrument and reissuance of Series F Preferred Stock on December 31, 2024. The estimated fair value of the Series F Preferred Stock at December 31, 2024 reissuance was $4,930,000.

As discussed in Notes 1 and 2 to the consolidated financial statements, on May 20, 2024, the Company sold 5,050 shares of Series F-1 Convertible Preferred Stock (“Series F-1 Preferred Stock”), with various embedded features. The Preferred Stock was determined to be more akin to a debt-like host than an equity-like host. The Company concluded that the embedded features were not clearly and closely related to the debt host instrument and thus were deemed to be bifurcated embedded derivatives (“Embedded Derivative”). The Embedded Derivative liabilities are measured at fair value at inception and then are required to be re-measured and reported at fair value at each reporting period. Management’s estimate of the Embedded Derivative liabilities at inception and as of December 31, 2024 was $854,000 and $1,303,000. The estimated fair value of the Series F-1 Preferred Stock at issuance was $9,323,000.

As discussed in Notes 1 and 2 to the consolidated financial statements, on May 20, 2024, the Company sold 8,950 shares of Series G Convertible Preferred Stock (“Series G Preferred Stock”). The estimated fair value of the Series G Preferred Stock at issuance was $22,260,000.

Management applies considerable judgment in selecting assumptions used to estimate the fair value of Preferred Stock and Embedded Derivative liabilities and changes in market conditions or variations in certain assumptions could result in significant fluctuations in the estimate. Management estimates the fair value of the Preferred Stock and Embedded Derivative liabilities using a Monte Carlo simulation model, with the following inputs: the fair value of the Company’s common stock on the issuance date and re-measurement date, estimated equity volatility, estimated traded volume volatility, the time to maturity, a discounted market interest rate, a dividend rate, a penalty dividend rate, and probability of default. The fair value of the bifurcated derivative liabilities was estimated utilizing the with and without method which uses the probability weighted difference between the scenarios with the derivative and the plain vanilla maturity scenario without a derivative.

Given the inherent uncertainty in selecting assumptions and the complexity of the calculations, we have determined that management’s valuation of the Preferred Stock and Embedded Derivative liabilities is a critical audit matter which required a high degree of auditor judgment and an increased extent of effort when performing audit procedures to evaluate the judgments made and the reasonableness of the models and assumptions used in the valuation. The audit effort included the use of professionals with specialized skill and knowledge to assist in performing these procedures and evaluating the audit evidence obtained from these procedures.

1

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following:

●

With the involvement of our fair value specialists, we developed an independent fair value estimate for a sample and compared our estimate to the Company’s estimate and evaluated any differences. We developed our estimate by evaluating the observable and unobservable inputs used by management or developing independent inputs.

●

With the involvement of our fair value specialists, we evaluated the methods, models, and judgments applied by management in the determination of principal assumptions and the calculations of fair value of Preferred Stock and Embedded Derivative liabilities.

●

For the re-measurement at December 31, 2024, we evaluated management’s ability to accurately estimate fair value by comparing management’s fair value re-measurements at quarterly reporting dates during 2024 to their fair value re-measurement at December 31, 2024.

Goodwill - Assessment of Impairment

As of December 31, 2024, the Company’s goodwill balance was approximately $10.5 million. As discussed in Note 2 to the consolidated financial statements, the Company tests goodwill for impairment annually, or more frequently if certain events or changes in circumstances indicate that the fair value of the reporting unit may be less than its carrying amount. The Company operates as a single reporting unit and performed its annual impairment test as of December 31, 2024, using both qualitative and quantitative approaches. The Company’s assessment included consideration of a third-party valuation and a recent equity financing transaction. The results of these analyses, along with various mitigating factors, were evaluated to determine if goodwill impairment was necessary.

The principal considerations for our determination that performing procedures relating to the impairment assessment for goodwill is a critical audit matter is the significant judgment by management in making the qualitative and quantitative assessment of whether goodwill was impaired. This in turn led to significant auditor judgment in assessing whether the fair value of the reporting unit exceeded its carrying amount, particularly given the pre-revenue status of the Company, its reliance on ongoing research and development activities, and its low market capitalization relative to book value.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following:

●	Gaining an understanding of management’s impairment testing process and verifying that the Company operates as a single reporting unit.
●	Evaluation of management’s qualitative assessment of whether events or changes in circumstances indicate potential of goodwill.
●	Reviewing the third-party valuation report and other key documents used by management to assess the fair value of the reporting unit.
●	Evaluating the recent equity financing transaction, including the investor composition and terms, and assessing its relevance in determining the fair value of the reporting unit.

Going Concern Assessment

As discussed in Note 3 to the consolidated financial statements, historically, the Company has incurred net losses. Since its inception, the Company has met its liquidity requirements principally through the sale of its preferred and common stock in public and private placements. The Company believes that its current financial resources as of the date of issuance of the consolidated financial statements are not sufficient to fund its current operating budget and contractual obligations as of December 31, 2024 as they fall due in the next twelve-month period, and as such have concluded that there are material uncertainties related to events or conditions that may cast significant doubt upon the Company’s ability to continue as a going concern. In making such a determination, management prepared a short-term cash flow projection. Management used significant assumptions in preparing the short-term cash flow projection, which included operating costs and financing obligations.

The principal considerations for our determination that performing procedures relating to the going concern assessment is a critical audit matter are the significant judgments in management’s plans to fund its operating budget and contractual obligations. This required a high degree of auditor judgment and an increased extent of effort when performing audit procedures to evaluate management’s conclusion that it is probable the Company’s plans will be effectively implemented within twelve months after the date the consolidated financial statements are issued and will provide the necessary cash flows to fund the Company’s operating budget and contractual obligations.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following:

●	Evaluation of the reasonableness of key assumptions and estimates used by the management in the short-term cash flow projection in the light of its existing operating requirements and plans.
●	Evaluation of the reasonableness of management’s plans on the cash flow requirements of the operations.
●	Testing the completeness, accuracy, and relevance of underlying data in the short-term cash flow projection.
●	Evaluation of the adequacy of the Company’s disclosure of these circumstances in the consolidated financial statements.

Investment in Oravax, Inc. - Assessment of Impairment

As discussed in Note 2 to the consolidated financial statements, the Company has elected to measure its investment in Oravax Medical, Inc. as an equity security without a readily determinable fair value. Under this election, an equity security without a readily available fair value is reflected at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. At each reporting period, the Company is required to make a qualitative assessment considering impairment indicators to evaluate whether the investment is impaired. If deemed impaired, the Company is required to estimate the fair value of the investment and recognize an impairment loss equal to the difference between the fair value of the investment and its carry amount. As of December 31, 2024, the Company performed a qualitative assessment to evaluate whether the investment is impaired and determined that the investment was not impaired and thus no adjustment to fair market value was required as of December 31, 2024. In making such a determination, management prepared a detailed qualitative analysis considering various impairment indicators. Management used significant judgment in their qualitative assessment.

The principal considerations for our determination that performing procedures relating to the impairment assessment of investments in equity securities without readily determinable fair value is a critical audit matter is the significant judgment by management in making the qualitative assessment of whether investments in equity securities were impaired. This in turn led to significant auditor judgment and effort in performing procedures to evaluate the reasonableness of significant judgments management applied in determining whether events or changes in circumstances indicate that the carrying amount of the investment might not be recoverable.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following:

●	Analyzing management’s detailed qualitative analysis considering various impairment indicators that may indicate that the carrying amount of the investment might not be recoverable for reasonableness.

●	Reviewing management’s assessment of events or changes in circumstances for reasonableness.

●	Evaluating management’s significant accounting policies related to the election to measure its investment in Oravax Medical, Inc. as an equity security without a readily determinable fair value.

/s/ Stephano Slack LLC

We have served as the Company’s auditor since 2024.

Wayne, Pennsylvania

April 11, 2025

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

TNF Pharmaceuticals, Inc. (formerly, MyMD Pharmaceuticals, Inc.) and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of TNF Pharmaceuticals, Inc. (formerly, MyMD Pharmaceuticals, Inc.) and Subsidiaries (the Company) as of December 31, 2023 and the related consolidated statements of comprehensive loss, changes in stockholders’ equity, and cash flows for the year ended December 31, 2023 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and the results of their operations and their cash flows for the year ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has experienced a net loss and negative cash flows from operations for the year ended December 31, 2023, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

3

Valuation of bifurcated embedded derivative

As discussed in Note 2 to the consolidated financial statements, on February 21, 2023, the Company sold 15,000 shares of Series F Convertible Preferred Stock (“Preferred Stock”), with various embedded features. The Preferred Stock was determined to be more akin to a debt-like host than an equity-like host. The Company concluded that the embedded features were not clearly and closely related to the debt host instrument and thus were deemed to be bifurcated embedded derivatives (“Embedded Derivative”). The Embedded Derivative liabilities are measured at fair value at inception and then are required to be re-measured and reported at fair value at each reporting period. Management’s estimate of the Embedded Derivative liabilities at inception and as of December 31, 2023 was $3,149,800 and $61,000. Management applies considerable judgment in selecting assumptions used to estimate the Embedded Derivative liabilities and changes in market conditions or variations in certain assumptions could result in significant fluctuations in the estimate. Management estimates the fair value of the Embedded Derivative liabilities using a Monte Carlo simulation model, with the following inputs: the fair value of the Company’s common stock on the issuance date and re-measurement date, estimated equity volatility, estimated traded volume volatility, the time to maturity, a discounted market interest rate, a dividend rate, a penalty dividend rate, and probability of default. The fair value of the bifurcated derivative liabilities was estimated utilizing the with and without method which uses the probability weighted difference between the scenarios with the derivative and the plain vanilla maturity scenario without a derivative.

Given the inherent uncertainty in selecting assumptions and the complexity of the calculations, we have determined that management’s valuation of Embedded Derivative liabilities is a critical audit matter which required a high degree of auditor judgment and an increased extent of effort when performing audit procedures to evaluate the judgments made and the reasonableness of the models and assumptions used in the valuation. The audit effort included the use of professionals with specialized skill and knowledge to assist in performing these procedures and evaluating the audit evidence obtained from these procedures

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following:

●	With the involvement of our fair value specialists, we developed an independent fair value estimate for a sample and compared our estimate to the Company’s estimate and evaluated any differences. We developed our estimate by evaluating the observable and unobservable inputs used by management or developing independent inputs.
●	With the involvement of our fair value specialists, we evaluated the methods, models, and judgments applied by management in the determination of principal assumptions and the calculation of Embedded Derivative liabilities.
●	For the re-measurement at December 31, 2023, we evaluated management’s ability to accurately estimate fair value by comparing management’s fair value re-measurements at quarterly reporting dates during 2023 to their fair value re-measurement at December 31, 2023.

Going Concern Assessment

As discussed in Note 3 to the consolidated financial statements, historically, the Company has incurred net losses. Since its inception, the Company has met its liquidity requirements principally through the sale of its preferred and common stock in public and private placements. The Company believes that its current financial resources as of the date of issuance of the consolidated financial statements are not sufficient to fund its current operating budget and contractual obligations as of December 31, 2023 as they fall due in the next twelve-month period, and as such have concluded that there are no material uncertainties related to events or conditions that may cast significant doubt upon the Company’s ability to continue as a going concern. In making such a determination, management prepared a short-term cash flow projection. Management used significant assumptions in preparing the short-term cash flow projection, which included operating costs and financing obligations.

The principal considerations for our determination that performing procedures relating to the going concern assessment is a critical audit matter are the significant judgments in management’s plans to fund its operating budget and contractual obligations. This required a high degree of auditor judgment and an increased extent of effort when performing audit procedures to evaluate management’s conclusion that it is probable the Company’s plans will be effectively implemented within twelve months after the date the consolidated financial statements are issued and will provide the necessary cash flows to fund the Company’s operating budget and contractual obligations.

4

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following:

●	Evaluation of the reasonableness of key assumptions and estimates used by the management in the short-term cash flow projection in the light of its existing operating requirements and plans.
●	Evaluation of the reasonableness of management’s plans on the cash flow requirements of the operations.
●	Testing the completeness, accuracy, and relevance of underlying data in the short-term cash flow projection.
●	Evaluation of the adequacy of the Company’s disclosure of these circumstances in the consolidated financial statements.

Assessment of Impairment for Investment in Oravax, Inc.

As discussed in Note 2 to the consolidated financial statements, the Company has elected to measure its investment in Oravax Medical, Inc. as an equity security without a readily determinable fair value. Under this election, an equity security without a readily available fair value is reflected at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. At each reporting period, the Company is required to make a qualitative assessment considering impairment indicators to evaluate whether the investment is impaired. If deemed impaired, the Company is required to estimate the fair value of the investment and recognize an impairment loss equal to the difference between the fair value of the investment and its carry amount. As of December 31, 2023, the Company performed a qualitative assessment to evaluate whether the investment is impaired and determined that the investment was not impaired and thus no adjustment to fair market value was required as of December 31, 2023. In making such a determination, management prepared a detailed qualitative analysis considering various impairment indicators. Management used significant judgment in their qualitative assessment.

The principal considerations for our determination that performing procedures relating to the impairment assessment of investments in equity securities without readily determinable fair value is a critical audit matter is the significant judgment by management in making the qualitative assessment of whether investments in equity securities were impaired. This in turn led to significant auditor judgment and effort in performing procedures to evaluate the reasonableness of significant judgments management applied in determining whether events or changes in circumstances indicate that the carrying amount of the investment might not be recoverable.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following:

●	Analyzing management’s detailed qualitative analysis considering various impairment indicators that may indicate that the carrying amount of the investment might not be recoverable for reasonableness.
●	Reviewing management’s assessment of events or changes in circumstances for reasonableness.
●	Evaluating management’s significant accounting policies related to the election to measure its investment in Oravax Medical, Inc. as an equity security without a readily determinable fair value.

/s/ Morison Cogen LLP

We served as the Company’s auditor from 2010 to 2024.

Blue Bell, Pennsylvania

April 1, 2024

5

TNF PHARMACEUTICALS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2024 and 2023

	As of
	December 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash and Cash Equivalents	$173,154	$2,681,010
Marketable Securities	8,345,082	2,242,106
Prepaid Expenses	893,730	893,226

Total Current Assets	9,411,966	5,816,342

Non-Current Assets
Operating Lease Right-of-Use Assets	10,579	47,389
Goodwill	10,498,539	10,498,539
Investment in Oravax, Inc.	1,500,000	1,500,000

Total Non-Current Assets	12,009,118	12,045,928

Total Assets	$21,421,084	$17,862,270

LIABILITIES
Current Liabilities
Trade and Other Payables	$2,902,104	$3,716,218
Due to MyMD Florida Shareholders	29,982	29,982
Operating Lease Liability	10,579	48,870
Derivative Liabilities	1,303,000	61,000
Warrant Liabilities	-	867,000
Dividends Payable	2,455,675	265,019

Total Current Liabilities	6,701,340	4,988,089

Non-Current Liabilities
Deferred Compensation Payable	-	100,538

Total Non-Current Liabilities	-	100,538

Total Liabilities	$6,701,340	$5,088,627

Commitments and Contingencies

Mezzanine Equity
Series F Convertible Preferred Stock, 15,000 shares designated, par value $0.001 and a stated value of $1,000 per share, 4,211 and 6,633 shares issued and outstanding as of December 31, 2024 and December 31, 2023. Liquidation preference of $4,211,000 plus dividends at 10% per annum of $1,600,807 as of December 31, 2024	4,930,004	6,500,278
Series F Convertible Preferred Stock – Discount	-	(4,702,023)
Series F Convertible Preferred Stock – Derivative	-	(1,394,184)
Series F-1 Convertible Preferred Stock, 5,050 shares designated, par value $0.001 and a stated value of $1,000 per share, 4,747 and 0 shares issued and outstanding as of December 31, 2024 and December 31, 2023. Liquidation preference of $4,747,000 plus dividends at 10% per annum of $295,836 as of December 31, 2024	4,744,101	-
Series F-1 Convertible Preferred Stock – Discount	(4,744,101)	-
Series G Convertible Preferred Stock, 12,826,273 shares designated, par value $0.001 and a stated value of $1,000 per share, 8,884 and 0 shares issued and outstanding as of December 31, 2024 and December 31, 2023. Liquidation preference of $8,884,000 plus dividends at 10% per annum of $559,032 as of December 31, 2024	8,884,000	-
Series G Convertible Preferred Stock – Discount	(8,884,000)	-

Total Mezzanine Equity	4,930,004	404,071

STOCKHOLDERS’ EQUITY
Preferred Stock, par value $0.001, 50,000,000 total preferred shares authorized
Series D Convertible Preferred Stock, 211,353 shares designated, $0.001 par value and a stated value of $0.01 per share, 72,992 shares issued and outstanding as of December 31, 2024 and December 31, 2023	144,524	144,524
Common Stock, par value $0.001, 250,000,000 shares authorized, 3,363,603 and 2,018,857 shares issued and outstanding as of December 31, 2024 and December 31, 2023	3,364	2,019
Additional Paid in Capital	138,780,138	114,200,096
Accumulated Deficit	(129,138,286)	(101,977,067)
Total Stockholders’ Equity	9,789,740	12,369,572

Total Liabilities and Stockholders’ Equity	$21,421,084	$17,862,270

The accompanying notes are an integral part of these consolidated financial statements

6

TNF PHARMACEUTICALS, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Loss

	For the Years Ended December 31,
	2024	2023
Product Revenue	$-	$-
Product Cost of Sales	-	-
Gross Income	-	-

Administrative Expenses	4,161,907	5,442,886
Research and Development Expenses	3,441,010	7,867,795
Stock Based Compensation	1,057,271	3,049,537
Series F Warrant Issuance Expenses	-	762,834
Series F-1 Warrant Issuance Expenses	539,097	-
Series G Warrant Issuance Expenses	969,505	-
Loss from Operations	(10,168,790)	(17,123,052)

Other (Income) Expenses
Interest and Dividend Income	(351,809)	(455,570)
Gain on Sales of Marketable Securities	(976)	(416)
Unrealized Gain on Marketable Securities	(671)	(514)
Change in fair value of Derivatives Liabilities	388,000	(3,088,800)
Change in fair value of Warrant Liabilities	4,410,000	(9,756,000)
Loss on issuance of Series F-1 Convertible Preferred Stock	3,737,000	-
Loss on issuance of Series G Convertible Preferred Stock	5,109,000	-
Casualty Loss/(Gain)	(100,000)	178,198
Total Other (Income) Expenses	13,190,544	(13,123,102)

Loss Before Income Tax	(23,359,334)	(3,999,950)

Income Tax Benefit	-	-

Net Loss	$(23,359,334)	$(3,999,950)

Preferred Stock Dividends	3,801,885	4,218,213

Net Loss Attributable to Common Stockholders	$(27,161,219)	$(8,218,163)

Basic and Dilutive net loss per common share	$(11.15)	$(5.33)

Weighted average basic and diluted common shares outstanding	2,437,000	1,542,453

The accompanying notes are an integral part to these consolidated financial statements.

7

TNF PHARMACEUTICALS, INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders’ Equity

For the Years Ended December 31, 2024 and 2023

									Common Stock
	Series F Convertible		Series F-1 Convertible		Series G Convertible		Series D Convertible			Common Stock	Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock			Par Value	Paid	Accumulated	Total
	Shares	Series F	Shares	Series F-1	Shares	Series G	Shares	Series D	Shares	$0.001	In Capital	Deficit	Equity
Balance at December 31, 2023	6,633	$404,071	-	$-	-	$-	72,992	$144,524	2,018,857	$2,019	$114,200,096	$(101,977,067)	$12,369,572
Net loss	-	-	-	-	-	-	-	-	-	-	-	(23,359,334)	(23,359,334)
Issuance of common stock for vested restricted stock units	-	-	-	-	-	-	-	-	908	1	(1)	-	-
Issuance of common stock for services	-	-	-	-	-	-	-	-	283,019	283	599,717	-	600,000
Issuance of 5,050 shares of Series F-1 Convertible Preferred Stock, net of discount and offering costs of $35,252	-	-	5,050	-	-	-	-	-	-	-	-	-	-
Issuance of 8,950 shares of Series G Convertible Preferred Stock, net of discount and offering costs of $48,559	-	-	-	-	8,950	-	-	-	-	-	-	-	-
Redemption of 1,195 shares of stock	(1,195)	(73,472)	-	-	-	-	-	-	-	-	-	-	-
Accelerated Conversion of 1,251 shares of Series F Convertible Preferred Stock	(1,227)	(74,330)		-	-	-	-	-	747,283	747	292,404	-	293,151
Accelerated Conversion of 303 shares of Series F-1 Convertible Preferred Stock	-	-	(303)	-	-	-	-		262,768	263	35,437	-	35,700
Conversion of 66 shares of Series G Convertible Preferred Stock	-	-	-	-	(66)	-	-		50,768	51	(51)	-	-
Preferred Stock Dividends	-	-	-	-	-	-	-	-	-	-	-	(3,801,885)	(3,801,885)
Reclass of warrant liability upon warrant modiffication for Series F Convertible Preferred Stock	-	-	-	-	-	-	-	-	-	-	7,961,000		7,961,000
Reclass of warrant liability upon warrant modiffication for Series F-1 Convertible Preferred Stock	-	-	-	-	-	-	-	-	-	-	19,308,000		19,308,000
Modification of Series F Convertible Preferred Stock	-	4,673,735	-	-	-	-	-	-	-	-	(4,673,735)		(4,673,735)
Stock based compensation - stock options	-	-	-	-	-	-	-	-	-	-	1,057,271	-	1,057,271

Balance at December 31, 2024	4,211	$4,930,004	4,747	$-	8,884	$-	72,992	$144,524	3,363,603	$3,364	$138,780,138	$(129,138,286)	$9,789,740

8

									Common Stock
	Series F Convertible		Series F-1 Convertible		Series g Convertible		Series D Convertible			Common Stock	Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock			Par Value	Paid	Accumulated	Total
	Shares	Series F	Shares	Series F-1	Shares	Series G	Shares	Series D	Shares	$0.001	In Capital	Deficit	Equity
Balance at December 31, 2022	-	$-	-	$-	-	$-	72,992	$144,524	1,315,674	$1,316	$108,308,120	$(93,758,904)	$14,695,056
Net loss	-	-	-	-	-	-	-	-	-	-	-	(3,999,950)	(3,999,950)
Round-up shares from the 1-for-30 reverse split effective February 23, 2024	-	-	-	-	-	-	-	-	65,960	66	(66)	-	-
Issuance of common stock for vested restricted stock units	-	-	-	-	-	-	-	-	7,861	8	(8)	-	-
Exercise of prepaid equity forward contract	-	-	-	-	-	-	-	-	4,505	4	(4)	-	-
Issuance of 15,000 shares of Series F Convertible Preferred Stock, net of discount and offering costs of $14,087,111	15,000	912,889	-	-	-	-	-	-	-	-	-	-	-
Conversion of 4,937 shares of Series F Convertible Preferred Stock, July 1, 2023 through October 1, 2023, monthly installments of $1,429,871 paid with common stock	(4,937)	(291,880)	-	-	-	-	-	-	204,457	205	981,805	-	982,010
Redemption of 1,389 shares of Series F Convertible Preferred Stock, November 1, 2023 through December 1, 2023, monthy linstallments of $1,429,871 paid with cash and common stock	(1,389)	(89,635)	-	-	-	-	-	-	-	-	-	-	-
Accelerated Conversion of 2,041 shares of Series F Convertible Preferred Stock	(2,041)	(127,303)	-	-	-	-	-	-	335,077	335	427,965	-	428,300
Deemed Dividend for the true-up of the August 1, 2023 installment for the Series F Convertible Preferred Stock paid with common stock	-	-	-	-	-	-	-	-	29,045	29	766,474	(766,503)	-
Deemed Dividend for the true-up of the October 1, 2023 installment for the Series F Convertible Preferred Stock paid with common stock	-	-	-	-	-	-	-	-	56,278	56	666,273	(666,329)	-
Preferred Stock Dividends	-	-	-	-	-	-	-	-	-	-	-	(2,785,381)	(2,785,381)
Stock based compensation - stock options	-	-	-	-	-	-	-	-	-	-	3,049,537	-	3,049,537

Balance at December 31, 2023	6,633	$404,071	-	$-	-	$-	72,992	$144,524	2,018,857	$2,019	$114,200,096	$(101,977,067)	$12,369,572

The accompanying notes are an integral part of these consolidated financial statements

9

TNF PHARMACEUTICALS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss from ongoing operations	$(23,359,334)	$(3,999,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of marketable securities	(976)	(416)
Change in fair value of marketable securities	(671)	(514)
Change in fair value of derivatives	388,000	(3,088,800)
Change in fair value of warrants	4,410,000	(9,756,000)
Loss on issuance of Series F-1 Convertible Preferred Stock	3,737,000	-
Loss on issuance of Series G Convertible Preferred Stock	5,109,000	-
Stock based compensation:
Options issued to directors	476,563	944,834
Options issued to key employees	507,390	1,962,138
Options issued to non-employees	73,318	142,565
Shares issued for services	600,000	-
Change in assets and liabilities
Prepaid expenses	(504)	(327,439)
Trade and other payables	(814,114)	1,042,997
Operating leases	(1,481)	(578)
Deferred compensation payable	(100,538)	100,538
Net cash used by operating activities	(8,976,347)	(12,980,625)

Cash flows from investing activities:
Purchases of marketable securities	(12,851,809)	(13,454,304)
Proceeds from sale of marketable securities	6,750,480	15,300,030
Net cash (used in)/provided by investing activities	(6,101,329)	1,845,726

Cash flows from financing activities
Net proceeds from the issuance of Series F Convertible Preferred Stock	-	14,685,689
Net proceeds from the issuance of Series F-1 Convertible Preferred Stock	5,050,000	-
Net proceeds from the issuance of Series G Convertible Preferred Stock	8,950,000	-
Redemption of Convertible Preferred Stock	(73,472)	(89,635)
Dividend on Convertible Preferred Stock	(1,356,708)	(1,452,145)
Premium on Convertible Preferred Stock	-	(77,090)
Net cash provided by financing activities	12,569,820	13,066,819

Net increase/(decrease) in cash and cash equivalents	(2,507,856)	1,931,920
Cash and cash equivalents at beginning of year	2,681,010	749,090
Cash and cash equivalents at end of year	$173,154	$2,681,010

Supplemental cash flow information
Cash paid for:
Interest	$-	$-
Income Taxes	$-	$-

Supplemental Schedule of Non-Cash Financing and Investing Activities
Initial fair value of warrant liabilities pursuant to the issuance of Series F Convertible Preferred Stock and Warrants	$-	$10,623,000
Initial fair value of derivative liabilities pursuant to the issuance of Series F Convertible Preferred Stock and Warrants	$-	$3,149,000
Initial fair value of warrant liabilities pursuant to the issuance of Series F-1 Convertible Preferred Stock and Warrants	$7,933,000	$-
Initial fair value of derivative liabilities pursuant to the issuance of Series F-1 Convertible Preferred Stock and Warrants	$854,000	$-
Initial fair value of warrant liabilities pursuant to the issuance of Series G Convertible Preferred Stock and Warrants	$14,059,000	$-
Reclass of warrant liability to equity upon warrant modification for the Series F Warrants	$7,961,000	$-
Reclass of warrant liability to equity upon warrant modification for the Series F-1 Warrants	$6,965,000	$-
Reclass of warrant liability to equity upon warrant modification for the Series G Warrants	$12,343,000	$-
Modification of Series F Convertible Preferred Stock	$4,673,735	$-

The accompanying notes are an integral part to these consolidated financial statements.

10

TNF PHARMACEUTICALS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1 – Organization and Description of Business

TNF Pharmaceuticals, Inc. is a Delaware corporation (“TNF” or the “Company”) that was incorporated in New Jersey prior to the Reincorporation (as defined below). On July 22, 2024, the Company changed its name from MyMD Pharmaceuticals, Inc. to TNF Pharmaceuticals, Inc. by filing a certificate of amendment to its certificate of incorporation with the Secretary of State of Delaware. In addition, effective before the open of market trading on July 24, 2024, the Company’s common stock, par value $0.001 per share (“Common Stock”) ceased trading under the ticker symbol “MYMD” and began trading on the Nasdaq Stock Market under the ticker symbol “TNFA.”

These consolidated financial statements include two wholly owned subsidiaries as of December 31, 2024, Akers Acquisition Sub, Inc. and Bout Time Marketing Corporation (together, the “Company”). All material intercompany transactions have been eliminated in consolidation.

Isomyosamine (formerly MYMD-1) is an oral, next-generation TNF-α inhibitor with the potential to transform the way TNF-α based diseases are treated due to its selectivity and ability to cross the blood brain barrier. Its ease of oral dosing is a significant differentiator compared to currently available TNF-α inhibitors, all of which require delivery by injection or infusion. Isomyosamine has also been shown to selectively block TNF-α action where it is overactivated without preventing it from doing its normal job of responding to routine infection. Isomyosamine is doubly effective at inhibiting inflammation by blocking both TNF-a and IL-6 activity, whereas currently approved anti-TNF and anti-IL-6 treatments for rheumatoid arthritis (“RA”) can only target one or the other. In addition, in early clinical studies it has not been associated with serious side effects known to occur with traditional immunosuppressive therapies that treat inflammation.

At the Company’s annual meeting of stockholders held on July 31, 2023, the stockholders approved a plan to merge the Company with and into a newly formed wholly owned subsidiary, MyMD Pharmaceuticals, Inc., a Delaware corporation (“MyMD Delaware”), with MyMD Delaware being the surviving corporation, for the purpose of changing the Company’s state of incorporation from New Jersey to Delaware (the “Reincorporation”). The Reincorporation was effected as of March 4, 2024. In connection with the Reincorporation to Delaware, the par value of the Company’s Common Stock and preferred stock was changed to $0.001 per share.

MyMD Delaware is deemed to be the successor issuer of MyMD New Jersey under Rule 12g-3 of the Securities Exchange Act of 1934, as amended.

The Reincorporation did not result in any change in the Company’s name, business, management, fiscal year, accounting, location of the principal executive offices, assets or liabilities. In addition, the Company’s Common Stock retained the same CUSIP number and continued to trade on the Nasdaq Capital Market under the symbol “MYMD.” Holders of shares of the Company’s Common Stock did not have to exchange their existing MyMD New Jersey stock certificates for MyMD Delaware stock certificates.

As of the Effective Date of the Reincorporation, the rights of the Company’s stockholders are governed by the Delaware General Corporation Law, the MyMD Delaware Certificate of Incorporation and the Bylaws of MyMD Delaware.

On February 14, 2024, the Company effected a 1-for-30 reverse stock split (the “Reverse Stock Split”). Simultaneously with the Reverse Stock Split, number of shares of the Company’s Common Stock authorized for issuance was reduced from 500,000,000 shares to 16,666,666 shares, and our authorized capital stock was reduced from 550,000,000 shares to 66,666,666 shares. The Reverse Stock Split reduced the total number of issued and outstanding shares of Common Stock, including shares held by the Company as treasury shares. All share amounts have been retroactively adjusted for the Reverse Stock Split, unless stated otherwise.

On July 25, 2024, the Company increased the number of authorized shares of the Company’s Common Stock from 16,666,666 to 250,000,000 and made a corresponding change to the number of authorized shares of the Company’s capital stock by filing a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Share Increase”). The Share Increase was approved by the Company’s stockholders at the Company’s special meeting of stockholders held on July 24, 2024.

Recent Events

The February 2023 Offering

On February 21, 2023, the Company entered into a Securities Purchase Agreement (the “Series F Purchase Agreement”) with certain accredited investors (the “Series F Investors”), pursuant to which it agreed to sell to the Investors (i) an aggregate of 15,000 shares of the Company’s newly-designated Series F convertible preferred stock with a stated value of $1,000 per share, initially convertible into up to 6,651,885 shares (pre-split) of the Company’s Common Stock at an initial conversion price of $2.255 per share (pre-split), subject to adjustment (the “Series F Preferred Shares”), and (ii) warrants to acquire up to an aggregate of 6,651,885 shares (pre-split) of the Company’s Common Stock, subject to adjustment (the “Series F Warrants”) (collectively, the “February 2023 Offering”). Following the Reverse Stock Split, (i) the conversion price of the Series F Preferred Shares was adjusted to $3.18 per share pursuant to the terms of the Series F Certificate of Designations (as defined below), and (ii) the exercise price of the Series F Warrants was adjusted to $3.18 per share and the number of shares of Common Stock issuable upon exercise of the Series F Warrants was adjusted proportionately to 4,716,904 shares pursuant to the terms of the Series F Warrants.

In connection with the Private Placements (as defined herein), (i) the conversion price of the Series F Preferred Shares was adjusted to $1.816 per share pursuant to the full ratchet anti-dilution provisions contained in the Series F Certificate of Designations and, (ii) the exercise price of the Series F Warrants was adjusted to $1.816 per share and the number of shares of Common Stock issuable upon exercise of the Series F warrants was adjusted proportionally to 8,259,911 shares pursuant to the full ratchet anti-dilution provisions contained in the Series F Warrants.

11

Series F Convertible Preferred Stock

The Series F Preferred Shares became convertible upon issuance into Common Stock (the “Series F Conversion Shares”) at the election of the holder at any time at an initial conversion price of $2.255 (pre-split) (as adjusted, the “Series F Conversion Price”). The Series F Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Series F Conversion Price (subject to certain exceptions). Following the Reverse Stock Split, the Series F Conversion Price was adjusted to $3.18 per share pursuant to the terms of the Certificate of Designations of Series F Convertible Preferred Stock, which was subsequently amended and restated by the filing of the Amended and Restated Certificate of Designations of Series F Convertible Preferred Stock, effective April 8, 2024 (as amended and restated, the “Series F Certificate of Designations”) with the Secretary of State of the State of Delaware. The Series F Conversion Price was further adjusted to $1.816 per share pursuant to the full ratchet anti-dilutive provisions contained in the Series F Certificate of Designations in connection with the Private Placements (as defined herein).

Prior to the Series F Certificate of Amendment (as defined below), the Company was initially required to redeem the Series F Preferred Shares in 12 equal monthly installments, commencing on July 1, 2023. The amortization payments due upon such redemption are payable, at the Company’s election, in cash, or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Series F Conversion Price then in effect and (ii) the greater of (A) 80% of the average of the three lowest closing prices of the Company’s Series F Common Stock during the thirty trading day period immediately prior to the date the amortization payment is due or (B) a “Floor Price” of $6.60 on a post-split basis (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) or, in any case, such lower amount as permitted, from time to time, by the Nasdaq Stock Market.

On April 5, 2024, the Company entered into an Omnibus Waiver and Amendment (the “Omnibus Agreement”) with the Required Holders (as defined in the Series F Certificate of Designations). Pursuant to the Omnibus Agreement, the Required Holders agreed (i) to defer payment of the monthly installment amounts due on March 1, 2024, and April 1, 2024 (the “Installments”), under Section 9(a) of the Series F Certificate of Designations, until May 1, 2024, and (ii) to waive any breach or violation of the Series F Purchase Agreement, the Series F Certificate of Designations, or the Series F Warrants resulting from missing the Installments. The Company may require holders to convert their Series F Preferred Shares into shares of Common Stock if the closing price of the Common Stock exceeds $6.765 per share (as adjusted for the Reverse Stock Split) (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) for 20 consecutive trading days and the daily dollar trading volume of the Common Stock exceeds $3,000,000 per day during the same period and certain equity conditions described in the Series F Certificate of Designations are satisfied.

On May 20, 2024, the Company entered into an Omnibus Waiver, Consent, Notice and Amendment (the “Series F Agreement”) with the Required Holders (as defined in the Series F Certificate of Designations). Pursuant to the Series F Agreement, the Required Holders agreed to (i) amend the Series F Purchase Agreement to amend certain terms relating to purchase rights thereunder, (ii) waive certain rights under the Series F Purchase Agreement and Series F Certificate of Designations in respect of the issuance of the Company’s Series F-1 Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share (“Series F-1 Preferred Stock”), the Company’s Series G Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share (“Series G Preferred Stock”), and entrance by the Company into the Purchase Agreements (as defined herein), (iii) waive the requirement that the Company reserve for issuance a sufficient number of shares of Common Stock as required by the Series F Certificate of Designations, the Series F Purchase Agreement and Series F Warrants, until such time as the Company obtains the Stockholder Approval (as defined herein), and (iv) consent to the issuance of the Series F-1 Preferred Stock and Series G Preferred Stock as required pursuant to certain terms of the Series F Certificate of Designations, the Series F Purchase Agreement and the Series F Warrants, as applicable. The Company and the Required Holders further agreed pursuant to the Series F Agreement, to amend the Series F Certificate of Designations by filing a Certificate of Amendment to the Series F Certificate of Designations (the “Series F Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Series F Certificate of Amendment amends the Series F Certificate of Designations to (i) extend the maturity date to December 31, 2024, (ii) permit and modify certain procedures related to the payment of installment amounts with respect to the Installment Dates (as defined in the Series F Certificate of Designations) falling between (and including) July 1, 2024, and (and including) August 1, 2024, thereunder, and (iii) modify the schedule of Installment Dates.

12

On April 8, 2025, the Company entered into an Omnibus Amendment Agreement (“April 2025 Amendment Agreement”) with the Required Holders (as defined in the Series F Certificate of Designations and Series F-1 Certificate of Designations), pursuant to which, the Required Holders agreed to amend (i) the Series F-1 Certificate of Designations, as described below, by filing a Certificate of Amendment to the Series F-1 Certificate of Designations with the Secretary of State of the State of Delaware (the “April 2025 Series F-1 Certificate of Amendment”), (ii) the Series F Certificate of Designations, as described below, by filing a Certificate of Amendment to the Series F Certificate of Designations with the Secretary of State of the State of Delaware (the “April 2025 Series F Certificate of Amendment”), (iii) the Series F-1 Purchase Agreement, to amend the definition of “Excluded Securities” such that the definition includes the issuance of common stock issued after the date of the Seres F-1 Purchase Agreement pursuant to an Approved Stock Plan (as defined in the Series F-1 Purchase Agreement), which in the aggregate does not exceed more than 2% of the shares of common stock issued and outstanding as of the date of such issuance (the “Excluded Securities Modification”), and (iv) to amend the term of the Series F-1 Short-Term Warrants to be five years from the date of issuance. In addition, in consideration of the foregoing, the Company agreed to reduce the size of the board of directors of the Company to no more than six directors, no later than the Company’s 2025 annual meeting of stockholders.

The April 2025 Series F Certificate of Amendment amends the Series F Certificate of Designations to (A) (i) extend the maturity date to June 30, 2025, and (ii) modify the schedule of Installment Dates (as defined in the Series F Certificate of Designations), in each case, effective as of December 31, 2024, and (B) subject to obtaining the approval of the Company’s stockholders, effective January 1, 2025, increase the aggregate Stated Value of the Series F Preferred Stock outstanding to an amount equal to 110% of the aggregate Stated Value of the Series F Preferred Stock outstanding. The April 2025 Series F Certificate of Amendment was filed with the Secretary of State of the State of Delaware, effective as of April 8, 2025.

The holders of the Series F Preferred Shares are entitled to dividends of 10% per annum, compounded monthly, which is payable in cash or shares of Common Stock at the Company’s option, in accordance with the terms of the Series F Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series F Certificate of Designations), the Series F Preferred Shares accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Series F Preferred Shares are also entitled to receive a dividend make-whole payment. Except as required by applicable law, the holders of the Series F Preferred Shares are entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Series F Preferred Shares is entitled to be calculated assuming a conversion price of $60.21 per share, which was the Minimum Price (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Series F Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Series F Certificate of Designations. The Series F Certificate of Designations further provides that the holders of record of the Series F Preferred Shares, exclusively and as a separate class, shall be entitled to elect one director of the Company one time on or before June 30, 2024. Effective as of April 8, 2024, the Company appointed Dr. Mitchell Glass to serve as a member of the Company’s board of directors, with Mr. Glass having been elected to such position by the holders of the Series F Preferred Shares. During the years ended December 31, 2024 and 2023, the Company recorded dividends totaling $2,927,803 and $4,218,213, respectively, which are reported as Preferred Stock Dividends on the Consolidated Statements of Comprehensive Loss.

Notwithstanding the foregoing, the Company’s ability to settle conversions and make amortization and dividend make-whole payments using shares of Common Stock is subject to certain limitations set forth in the Series F Certificate of Designations. Further, the Series F Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of, or as part of any amortization payment or dividend make-whole payment under, the Series F Certificate of Designations or Series F Warrants.

The Series F Preferred Shares are classified in temporary equity as the holder of the Series F Preferred Stock has the right to require the Company to redeem for cash all or any portion of such holder’s shares upon the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an eligible market for a period of five (5) consecutive trading days. The Series F Preferred Stock is not unconditionally redeemable and is only conditionally puttable at the holder’s option upon this trading suspension or failure. This would not be considered to be within the Company’s control.

The Series F Preferred Shares were determined to be more akin to a debt-like host than an equity-like host. The Company identified the following embedded features that are not clearly and closely related to the debt host instrument: 1) make-whole interest upon a contingent redemption event, 2) make-whole interest upon a conversion event, 3) an installment redemption upon an Equity Conditions Failure (as defined in the Series F Certificate of Designations), and 4) variable share-settled installment conversion. These features were bundled together, assigned probabilities of being affected and measured at fair value. Subsequent changes in fair value of these features are recognized in the Consolidated Statements of Comprehensive Loss. The Company estimated at issuance the $3,149,800 fair value of the bifurcated embedded derivative using a Monte Carlo simulation model, with the following inputs; the fair value of our Common Stock of $1.90 on the issuance date, estimated equity volatility of 120.0%, estimated traded volume volatility of 190.0%, the time to maturity of 1.35 years, a discounted market interest rate of 6.8%, dividend rate of 10.0%, a penalty dividend rate of 15.0%, and probability of default of 0.5%. The fair value of the bifurcated derivative liabilities was estimated utilizing the with and without method which uses the probability weighted difference between the scenarios with the derivative and the plain vanilla maturity scenario without a derivative.

The discount to the fair value is included as a reduction to the carrying value of the Series F Preferred Shares. The Company recorded a total discount of $14,087,111 upon issuance of the Series F Preferred Shares, which was comprised of the issuance date fair value of the associated embedded derivative of $3,149,800, stock issuance costs of $314,311 and the fair value of the Series F Warrants of $10,623,000.

13

During the years ended December 31, 2024 and 2023, the Company recorded gains of $61,000 and $3,088,800, respectively, related to the change in fair value of the derivative liabilities, which is recorded in other income (expense) on the Consolidated Statements of Comprehensive Loss. The Company estimated the $0 fair value of the bifurcated embedded derivative at December 31, 2024 using a Monte Carlo simulation model, with the following inputs; the fair value of the Company’s Common Stock of $1.15 on the valuation date, estimated equity volatility of 105.0%, estimated traded volume volatility of 320.0%, the time to maturity of 0.5 years, a discounted market interest rate of 6.0%, dividend rate of 10.0%, a penalty dividend rate of 15.0%, and probability of default of 3.6%.

Series F Common Stock Warrants

Pursuant to the February 2023 Offering, the Company issued to investors the Series F Warrants to purchase 4,716,904 shares of Common Stock, with an initial exercise price of $3.18 per share (subject to adjustment), which was adjusted to $1.816 per share and the number of shares of Common Stock issuable upon exercise of the Series F warrants was adjusted proportionally to 8,259,911 shares pursuant to the full ratchet anti-dilution provisions contained in the Series F Warrants in connection with the Private Placements (as defined herein)(the “Series F Exercise Price”), for a period of five years from the date of issuance. The Series F Exercise Price and the number of shares issuable upon exercise of the Series F Warrants are subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). Upon any such price-based adjustment to the exercise price, the number of shares issuable upon exercise of the Series F Warrants will be increased proportionately.

The Series F Warrants were determined to be within the scope of ASC 480-10 as they are puttable to the Company at Holders’ election upon the occurrence of a Fundamental Transaction (as defined in the agreements). As such, the Company recorded the Series F Warrants as a liability at fair value with subsequent changes in fair value recognized in earnings. The Company utilized the Black Scholes Model to calculate the value of these warrants. The fair value of the Series F Warrants of $10,623,000 was estimated at the date of issuance using the following weighted average assumptions: dividend yield 0%; term of 5.0 years; equity volatility of 125.0%; and a risk-free interest rate of 4.09%.

Transaction costs incurred attributable to the issuance of the Series F Warrants of $762,834 were immediately expensed in accordance with ASC 480.

During the year ended December 31, 2024, the Company recorded a loss of $7,094,000 related to the change in fair value of the Series F Warrant liabilities through the March 31, 2024 reclassification of Series F Warrant liabilities to equity, which is recorded in other income (expense) on the Consolidated Statements of Comprehensive Loss (see below). The fair value of the Series F Warrants of $7,961,000 was estimated at March 31, 2024, utilizing the Black Scholes Model using the following weighted average assumptions: dividend yield 0%; remaining term of 3.90 years; equity volatility of 110.0%; and a risk-free interest rate of 4.31%.

During the year ended December 31, 2023, the Company recorded a gain of $9,756,000 related to the change in fair value of the Series F Warrant liabilities, which is recorded in other income (expense) on the Consolidated Statements of Comprehensive Loss.

14

On May 14, 2024, the Company entered into an Amendment (the “Series F Warrant Amendment”) with the Series F Investors in the February 2023 Offering, effective as of March 31, 2024. The Series F Warrant Amendment modified certain terms of the Series F Warrants relating to the rights of the holders of the Series F Warrants to provide that, in the event of a Fundamental Transaction (as defined in the Series F Warrants) that is not within the Company’s control, including the Fundamental Transaction not being approved by the Company’s Board of Directors, the holder of the Series F Warrant shall only be entitled to receive from the Company or any successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of such Series F Warrant, that is being offered and paid to the holders of the Company’s common stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the successor entity (which such successor entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. The modification resulted in the reclassification of the Series F Warrants to be considered equity classified as they were no longer in the scope of ASC 815. In accordance with ASC 815-40, the Company remeasured the Series F Warrant liabilities at $7,961,000 fair value as of March 31, 2024, the effective date of the modification, and recognized the $7,094,000 loss on the change in fair value and reclassified the $7,961,000 fair value of the Series F Warrants to additional paid-in capital as of March 31, 2024.

On November 7, 2024, each holder of the Series F Preferred Shares agreed that payment by the Company of any Installment Amounts (as defined in the Series F Certificate of Designations) that are accrued and are unredeemed, unconverted and/or otherwise unpaid as of November 7, 2024, will be deferred until December 1, 2024.

Series F-1 Private Placement

On May 20, 2024, the Company entered into a Securities Purchase Agreement (the “Series F-1 Purchase Agreement”) with certain accredited investors (the “Series F-1 Investors”) pursuant to which it agreed to sell to the Series F-1 Investors (i) an aggregate of 5,050 shares of the Company’s newly-designated Series F-1 Preferred Stock, initially convertible into up to 2,780,839 shares of Common Stock at a conversion price of $1.816 per share, (ii) short-term warrants to acquire up to an aggregate of 2,780,839 shares of Common Stock (the “Series F-1 Short-Term Warrants”) at an exercise price of $1.816 per share, and (iii) long-term warrants to acquire up to an aggregate of 2,780,839 shares of Common Stock (the “Series F-1 Long-Term Warrants,” and collectively with the Series F-1 Short-Term Warrants, the “Series F-1 Warrants”) at an exercise price of $1.816 per share (collectively, the “Series F-1 Private Placement”). The closing of the Series F-1 Private Placement occurred on May 23, 2024 (the “Series F-1 Closing Date”).

Series F-1 Preferred Stock

The Series F-1 Preferred Stock became convertible upon issuance into Common Stock (the “Series F-1 Conversion Shares”) at the election of the holder at any time at an initial conversion price of $1.816 (the “Series F-1 Conversion Price”). The Series F-1 Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Series F-1 Conversion Price (subject to certain exceptions).

The Company is required to redeem the Series F-1 Preferred Stock in seven (7) equal monthly installments, commencing on December 1, 2024. The amortization payments due upon such redemption are payable, at the Company’s election, in cash at 105% of the applicable Installment Redemption Amount (as defined in the Series F-1 Certificate of Designations), or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Series F-1 Conversion Price then in effect and (ii) the greater of (A) 80% of the average of the three lowest closing prices of the Company’s Common Stock during the thirty consecutive trading day period ending and including the trading day immediately prior to the date the amortization payment is due or (B) $0.364, which is 20% of the “Minimum Price” (as defined in Nasdaq Stock Market Rule 5635) on the date in which the Series F-1 Stockholder Approval (as defined herein) was obtained or, in any case, such lower amount as permitted, from time to time, by the Nasdaq Capital Market, and, in each case, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events, which amortization amounts are subject to certain adjustments as set forth in the Series F-1 Certificate of Designations (the “Series F-1 Floor Price”).

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On April 8, 2025, the Company entered into the April 2025 Amendment Agreement with the Required Holders (as defined in the Series F Certificate of Designations and Series F-1 Certificate of Designations), pursuant to which, the Required Holders agreed to amend (i) the Series F-1 Certificate of Designations, as described below, by filing the April 2025 Series F-1 Certificate of Amendment with the Secretary of State of the State of Delaware, (ii) the Series F Certificate of Designations, as described below, by filing the April 2025 Series F Certificate of Amendment, (iii) the Series F-1 Purchase Agreement, to amend the definition of “Excluded Securities” such that the definition includes the issuance of common stock issued after the date of the Seres F-1 Purchase Agreement pursuant to an Approved Stock Plan (as defined in the Series F-1 Purchase Agreement), which in the aggregate does not exceed more than 2% of the shares of common stock issued and outstanding as of the date of such issuance, and (iv) to amend the term of the Series F-1 Short-Term Warrants to be five years from the date of issuance. In addition, in consideration of the foregoing, the Company agreed to reduce the size of the board of directors of the Company to no more than six directors, no later than the Company’s 2025 annual meeting of stockholders.

The April 2025 Series F-1 Certificate of Amendment amends the Series F-1 Certificate of Designations to amend the definition of “Excluded Securities” substantially similar to the Excluded Securities Modification. The April 2025 Series F-1 Certificate of Amendment was filed with the Secretary of State of the State of Delaware, effective as of April 8, 2025.

The holders of the Series F-1 Preferred Stock are entitled to dividends of 10% per annum, compounded monthly, which are payable in arrears monthly in cash or shares of Common Stock at the Company’s option, in accordance with the terms of the Series F-1 Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series F-1 Certificate of Designations), the Series F-1 Preferred Stock will accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Series F-1 Preferred Stock are also entitled to receive a dividend make-whole payment. The holders of the Series F-1 Preferred Stock are entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Series F-1 Preferred Stock is entitled to be calculated assuming a conversion price of $2.253 per share, which was the Minimum Price (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Series F-1 Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Series F-1 Certificate of Designations. During the year ended December 31, 2024, the Company recorded dividends totaling $315,410, which are reported as Preferred Stock Dividends on the Consolidated Statements of Comprehensive Loss.

Notwithstanding the foregoing, the Company’s ability to settle conversions and make amortization and dividend make-whole payments using shares of Common Stock is subject to certain limitations set forth in the Series F-1 Certificate of Designations. Further, the Series F-1 Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of, or as part of any amortization payment or dividend make-whole payment under, the Series F-1 Certificate of Designations or Series F-1 Warrants.

The Series F-1 Preferred Shares are classified as temporary equity as the holder of the Series F-1 Preferred Stock has the right to require the Company to redeem for cash all or any portion of such Holder’s shares upon the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an eligible market for a period of five (5) consecutive Trading Days. The Series F-1 Preferred Stock is not unconditionally redeemable and is only conditionally puttable at the Holder’s option upon this trading suspension or failure. This would not be considered to be within the Company’s control.

The estimated fair value of the Series F-1 Preferred Stock on the issuance date of approximately $9.3 million, was determined utilizing Monte Carlo simulations. The estimated aggregate fair value of the Warrants of approximately $7.9 million was determined utilizing the Black Scholes Model. The aggregate fair value of the Warrants exceeds the aggregate gross proceeds from the transaction as the Warrants were issued in the money. Further, the fair value of the derivative liability related to the Series F-1 Preferred Stock was determined to be approximately $0.9 million on the date of issuance.

The approximately $5.1 million stock discount (contra-Preferred Stock) resulting from (i) approximately $4.2 million related to the difference between the gross proceeds and the allocated residual fair value of the Series F-1 Preferred Stock (i.e., $0), and (ii) approximately $0.9 million related to the stock derivative at issuance, is accounted for as a reduction to the carrying value of the Series F Preferred Stock and will be accreted from the issuance date to maturity in accordance with ASC 480-10-S99-3A as redemption is deemed probable pursuant to the Installment Redemption terms of the Series F-1 Certificate of Designations.

During the year ended December 31, 2024, the Company recorded a loss of $449,000, related to the change in fair value of the derivative liabilities, which is recorded in other income (expense) on the Consolidated Statements of Comprehensive Loss. The Company estimated the $1,303,000 fair value of the bifurcated embedded derivative at December 31, 2024 using a Monte Carlo simulation model, with the following inputs: the fair value of the Company’s Common Stock of $1.15 on the valuation date, estimated equity volatility of 105.0%, estimated traded volume volatility of 320.0%, the time to maturity of 0.5 years, a discounted market interest rate of 7.0%, dividend rate of 10.0%, a penalty dividend rate of 15.0%, and probability of default of 3.6%.

Series F-1 Warrants

The Series F-1 Warrants were accounted for as liabilities based on the following analysis. The Series F-1 Preferred Shares were determined to be more akin to a debt-like host than an equity-like host. The Company identified the following embedded features that are not clearly and closely related to the debt host instrument: 1) make-whole interest upon a contingent redemption event, 2) make-whole interest upon a conversion event, 3) an installment redemption upon an Equity Conditions Failure (as defined in the Series F Certificate of Designations), and 4) variable share-settled installment conversion. These features were bundled together, assigned probabilities of being affected and measured at fair value. Subsequent changes in fair value of these features are recognized in the Consolidated Statements of Comprehensive Loss. The Company estimated at issuance the $3,149,800 fair value of the bifurcated embedded derivative using a Monte Carlo simulation model, with the following inputs: the fair value of our Common Stock of $1.90 on the issuance date, estimated equity volatility of 120.0%, estimated traded volume volatility of 190.0%, the time to maturity of 1.35 years, a discounted market interest rate of 6.8%, dividend rate of 10.0%, a penalty dividend rate of 15.0%, and probability of default of 0.5%. The fair value of the bifurcated derivative liabilities was estimated utilizing the with and without method which uses the probability weighted difference between the scenarios with the derivative and the plain vanilla maturity scenario without a derivative.

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Pursuant to the Series F-1 Private Placement, the Company issued to investors (i) the Series F-1 Long-Term Warrants to purchase 2,780,839 shares of Common Stock, with an exercise price of $1.816 per share (subject to adjustment), for a period of five years from the date of issuance and (ii) the Series F-1 Short-Term Warrants to purchase 2,780,839 shares of Common Stock, with an exercise price of $1.816 per share (subject to adjustment), for a period of eighteen months from the date of issuance.

The exercise price of the Series F-1 Warrants and the number of shares issuable upon exercise of the Series F-1 Warrants are subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions). Upon any such price-based adjustment to the exercise price, the number of shares issuable upon exercise of the Series F-1 Warrants will be increased proportionately.

On August 16, 2024, the Company entered into (i) an Amendment (the “Series F-1 Long Term Warrant Amendment”) with the Series F-1 Investors, effective as of June 30, 2024 relating to the Series F-1 Long Term Warrants, and (ii) an Amendment (the “Series F-1 Short Term Warrant Amendment” and, together with the Series F-1 Long Term Warrant Amendment, the “Series F-1 Warrant Amendments”) with the Series F-1 Investors, effective as of June 30, 2024 relating to the Series F-1 Short Term Warrants. The Series F-1 Warrant Amendments modified certain terms of the Series F-1 Warrants relating to the rights of the holders of the Series F-1 Warrants to provide that, in the event of a Fundamental Transaction (as defined in the Series F-1 Warrants) that is not within the Company’s control, including the Fundamental Transaction not being approved by the Company’s Board of Directors, the holder of the Series F-1 Warrant shall only be entitled to receive from the Company or any successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of such Series F-1 Warrant, that is being offered and paid to the holders of the Company’s Common Stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the successor entity (which such successor entity may be the Company following such Fundamental Transaction). Additionally, the Series F-1 Warrant Amendments amend the definition of Black Scholes Value related to the volatility input which is now an expected volatility equal to the 30 day volatility, obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the earliest to occur of (1) the public disclosure of the applicable Fundamental Transaction and (2) the date of a holder’s request. The modification resulted in the reclassification of the Series F-1 Warrants to be considered equity classified as they were no longer in the scope of ASC 815. In accordance with ASC 815-40, the Company remeasured the Series F-1 Warrants at fair value as of July 25, 2024 ($6,965,000), and recognized the $6,000 change in fair value as a non-cash loss and reclassified the Series F-1 Warrants to additional paid-in capital as of July 25, 2024. For the year ended December 31, 2024, the Company recognized a non-cash gain on the change in fair value of $968,000.

Series G Private Placement

On May 20, 2024, the Company entered into a Securities Purchase Agreement (the “Series G Purchase Agreement” and collectively with the Series F-1 Purchase Agreement, each a “Purchase Agreement” and collectively, the “Purchase Agreements”) with certain accredited investors (the “Series G Investors” and collectively with the Series F-1 Investors, the “Investors”), with certain accredited investors (the “Series G Investors”), pursuant to which it agreed to sell to the Series G Investors (i) an aggregate of 8,950 shares of the Company’s newly-designated Series G Preferred Stock, initially convertible into up to 4,928,416 shares of the Company’s Common Stock, at a conversion price of $1.816 per share (ii) short-term warrants to acquire up to an aggregate of 4,928,416 shares of Common Stock (the “Series G Short-Term Warrants”) at an exercise price of $1.816 per share, and (iii) long-term warrants to acquire up to an aggregate of 4,928,416 shares of Common Stock (the “Series G Long-Term Warrants,” and collectively with the Series G Short-Term Warrants, the “Series G Warrants”) at an exercise price of $1.816 per share (collectively, the “Series G Private Placement” and collectively with the Series F-1 Private Placement, each a “Private Placement” and collectively, the “Private Placements”). The closing of the Series G Private Placement occurred on May 23, 2024 (the “Series G Closing Date” and collectively with the Series F-1 Closing Date, the “Closing Date”).

Series G Preferred Stock

The Series G Preferred Shares became convertible upon issuance into Common Stock (the “Series G Conversion Shares”) at the election of the holder at any time at an initial conversion price of $1.816 (the “Series G Conversion Price”). The Series G Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Series G Conversion Price (subject to certain exceptions). At any time after the issuance date of the Series G Preferred Shares, the Company has the option to redeem in cash all or any portion of the shares of Series G Preferred Shares then outstanding at a premium upon notice by the Company to all holders of the Series G Preferred Shares.

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The holders of the Series G Preferred Shares will be entitled to dividends of 10% per annum, compounded monthly, which will be payable in arrears monthly, at the holder’s options, (i) in cash, (ii) “in kind” in the form of additional shares of Series G Preferred Shares (the “PIK Shares”), or (iii) in a combination thereof, in each case, in accordance with the terms of the Certificate of Designations of the Series G Preferred Shares (the “Series G Certificate of Designations”). Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series G Certificate of Designations), the Series G Preferred Stock will accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Series G Preferred Shares are also entitled to receive a dividend make-whole payment. The holders of the Series G Preferred Shares will be entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Series G Preferred Share is entitled to be calculated assuming a conversion price of $2.253 per share, which was the Minimum Price (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Series G Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Series G Certificate of Designations. During the year ended December 31, 2024, the Company recorded dividends totaling $559,393, which are reported as Preferred Stock Dividends on the Consolidated Statements of Comprehensive Loss.

Notwithstanding the foregoing, the Company’s ability to settle conversions and make dividend make-whole payments using shares of Common Stock is subject to certain limitations set forth in the Series G Certificate of Designations. Further, the Series G Certificate of Designations contains a certain beneficial ownership limitation, which applies to each Series G Investor, other than PharmaCyte Biotech, Inc., after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series G Preferred Shares or as part of any dividend make-whole payment under the Series G Certificate of Designations.

On June 17, 2024, the Company entered into an Amendment Agreement (the “Series G Amendment”) with the Required Holders (as defined in the Series G Certificate of Designations). Pursuant to the Series G Amendment, the Required Holders agreed to amend the Series G Certificate of Designations by filing a Certificate of Amendment (“Series G Certificate of Amendment”) to the Series G Certificate of Designations with the Secretary of State of the State of Delaware (the “Secretary of State”) to increase the number of authorized shares of Series G Preferred Stock from 8,950 to 12,826,273, in order to authorize a sufficient number of shares of Series G Preferred Stock for the payment of PIK Shares. On June 17, 2024, the Company filed the Series G Certificate of Amendment with the Secretary of State, thereby amending the Series G Certificate of Designations. The Series G Certificate of Amendment became effective with the Secretary of State upon filing.

The Series G Preferred Shares are classified as temporary equity as the holder of the Series G Preferred Stock has the right to require the Company to redeem for cash all or any portion of such Holder’s shares upon the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an eligible market for a period of five (5) consecutive Trading Days. The Series G Preferred Stock is not unconditionally redeemable and is only conditionally puttable at the Holder’s option upon this trading suspension or failure. This would not be considered to be within the Company’s control.

The estimated fair value of the Series G Preferred Stock on the issuance date of approximately $22.3 million, was determined utilizing Monte Carlo simulations. The estimated aggregate fair value of the Warrants of approximately $14.1 million was determined utilizing the Black Scholes Model. The aggregate fair value of the Warrants exceeds the aggregate gross proceeds from the transaction as the Warrants were issued in the money.

The approximately $9.0 million stock discount (contra-Preferred Stock) resulting from the difference between the gross proceeds and the allocated residual fair value of the Series G Preferred Stock (i.e. $0) is accounted for as a reduction to the carrying value of the Preferred Stock and is not accreted until redemption becomes probable in accordance with ASC 480-10-S99-3A.

Since the fair value of the liabilities required to be subsequently measured at fair value exceeds the net proceeds received, the excess of the fair value over the net proceeds received is recognized as a loss in earnings. As such, the Company recognized a loss on the issuance of preferred stock of approximately $5.1 million.

On August 8, 2024, the Company entered into an Amendment Agreement (the “August Series G Amendment”) with the Required Holders (as defined in the Series G Certificate of Designations). Pursuant to the August Series G Amendment, the Required Holders agreed to amend the Series G Certificate of Designations by filing a Certificate of Amendment (“August Series G Certificate of Amendment”) to the Series G Certificate of Designations with the Secretary of State to adjust the calculation of the PIK Shares. On August 8, 2024, the Company filed the August Series G Certificate of Amendment with the Secretary of State, thereby amending the Series G Certificate of Designations. The August Series G Certificate of Amendment became effective with the Secretary of State upon filing.

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Series G Warrants

The Series G Preferred Shares were determined to be more akin to a debt-like host than an equity-like host. The Company identified the following embedded features that are not clearly and closely related to the debt host instrument: 1) make-whole interest upon a contingent redemption event, 2) make-whole interest upon a conversion event, 3) an installment redemption upon an Equity Conditions Failure (as defined in the Series G Certificate of Designations), and 4) variable share-settled installment conversion. These features were bundled together, assigned probabilities of being affected and measured at fair value. Subsequent changes in fair value of these features are recognized in the Consolidated Statements of Comprehensive Loss. The Company estimated at issuance the $3,149,800 fair value of the bifurcated embedded derivative using a Monte Carlo simulation model, with the following inputs: the fair value of our Common Stock of $1.90 on the issuance date, estimated equity volatility of 120.0%, estimated traded volume volatility of 190.0%, the time to maturity of 1.35 years, a discounted market interest rate of 6.8%, dividend rate of 10.0%, a penalty dividend rate of 15.0%, and probability of default of 0.5%. The fair value of the bifurcated derivative liabilities was estimated utilizing the with and without method which uses the probability weighted difference between the scenarios with the derivative and the plain vanilla maturity scenario without a derivative.

Pursuant to the Series G Private Placement, the Company issued to investors (i) the Series G Long-Term Warrants to purchase 4,928,416 shares of Common Stock, with an exercise price of $1.816 per share (subject to adjustment), for a period of five years from the date of issuance and (ii) the Series G Short-Term Warrants to purchase 4,928,416 shares of Common Stock, with an exercise price of $1.816 per share (subject to adjustment), for a period of eighteen months from the date of issuance.

The exercise price of the Series G Warrants and the number of shares issuable upon exercise of the Series G Warrants are subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions). Upon any such price-based adjustment to the exercise price, the number of shares issuable upon exercise of the Series G Warrants will be increased proportionately.

On August 16, 2024, the Company entered into (i) an Amendment (the “Series G Long Term Warrant Amendment”) with the Series G Investors, effective as of June 30, 2024, relating to the Series G Long Term Warrants, and (ii) an Amendment (the “Series G Short Term Warrant Amendment” and, together with the Series G Long Term Warrant Amendment, the “Series G Warrant Amendments”) with the Series G Investors, effective as of June 30, 2024, relating to the Series G Short Term Warrants. The Series G Warrant Amendments modified certain terms of the Series G Warrants relating to the rights of the holders of the Series G Warrants to provide that, in the event of a Fundamental Transaction (as defined in the Series G Warrants) that is not within the Company’s control, including the Fundamental Transaction not being approved by the Company’s Board of Directors, the holder of the Series G Warrant shall only be entitled to receive from the Company or any successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined in the Series G Warrants) of the unexercised portion of such Series G Warrant, that is being offered and paid to the holders of the Company’s Common Stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the successor entity (which such successor entity may be the Company following such Fundamental Transaction). Additionally, the Series G Warrant Amendments amend the definition of Black Scholes Value related to the volatility input which is now an expected volatility equal to the 60 day volatility, obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the earliest to occur of (1) the public disclosure of the applicable Fundamental Transaction and (2) the date of a holder’s request. The modification resulted in the reclassification of the Series G Warrants to be considered equity classified as they were no longer in the scope of ASC 815. In accordance with ASC 815-40, the Company remeasured the Series G Warrants at fair value as of July 25, 2024 ($12,343,000) and recognized the $11,000 change in fair value as a non-cash loss and reclassified the Series G Warrants to additional paid-in capital as of July 25, 2024. For the year ended December 31, 2024, the Company recognized a non-cash gain on the change in fair value of $1,716,000.

Registration Rights Agreements

In connection with the Series F-1 Private Placement, the Company entered into a Registration Rights Agreement with the Series F-1 Investors (the “Series F-1 Registration Rights Agreement,”), pursuant to which the Company agreed to file a resale registration statement (the “Series F-1 Registration Statement”) with the SEC to register for resale (A) 200% of the Series F-1 Conversion Shares and (B) 200% of the Series F-1 Warrant Shares promptly following the Closing Date, but in no event later than 30 calendar days after the Closing Date, and to have such Series F-1 Registration Statement declared effective by the Effectiveness Deadline (as defined in the Series F-1 Registration Rights Agreement).

In connection with the Series G Private Placement, the Company entered into a Registration Rights Agreement with the Series G Investors (the “Series G Registration Rights Agreement” and, together with the Series F-1 Registration Rights Agreement, the “Registration Rights Agreements”) pursuant to which the Company agreed to file a resale registration statement (the “Series G Registration Statement”) with the SEC to register for resale (A) 200% of the Series G Conversion Shares, (B) 200% of the shares of Common Stock issuable upon conversion of the PIK Shares, and (C) 200% of the Series G Warrant Shares promptly following the Closing Date, but in no event later than 30 calendar days after the Closing Date, and to have such Series G Registration Statement declared effective by the Effectiveness Deadline (as defined in the Series G Registration Rights Agreement).

In connection with the Registration Rights Agreements, the Company filed a registration statement on Form S-3 covering such securities, which registration statement was filed on June 21, 2024, amended on August 8, 2024 and declared effective by the SEC on August 12, 2024. Under the Series F-1 Registration Rights Agreement, the Company is obligated to pay certain liquidated damages to the Series F-1 Investors if the Company, among other things, failed to file the Series F-1 Registration Statement when required, failed to file or cause the Series F-1 Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Series F-1 Registration Statement.

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Private Placement Warrants

In connection with the Private Placements, pursuant to (A) an engagement letter (the “GPN Agreement”) with GP Nurmenkari Inc. (“GPN”) and (B) an engagement letter (the “Palladium Agreement,” and collectively with the GPN Agreement, the “Engagement Letters”) with Palladium Capital Group, LLC (“Palladium,” and collectively with GPN, the “Placement Agents”), the Company engaged the Placement Agents to act as non-exclusive placement agents in connection with each Private Placement, pursuant to which, the Company agreed to (i) pay the Placement Agents a cash fee equal to 3% of the gross proceeds of each Private Placement (including any cash proceeds realized by the Company from the exercise of the Series F Warrants), (ii) reimbursement and payment of certain expenses, and (iii) issue to the Placement Agents on the Closing Date, warrants to purchase up to an aggregate of 693,833 of shares of Common Stock to each Placement Agent, which is equal to 3% of the aggregate number of shares of Common Stock underlying the securities issued in each Private Placement, including upon exercise of any Series F Warrants, with terms identical to the Series G Long-Term Warrants and Series F-1 Long-Term Warrants.

Nasdaq Stockholder Approval

The Company’s ability to issue Series F-1 Conversion Shares and Series G Conversion Shares and Series F-1 Warrant Shares and Series G Warrant Shares using shares of Common Stock is subject to certain limitations set forth in the Series F-1 Certificate of Designations and Series G Certificate of Designations, as applicable. Prior to the Nasdaq Stockholder Approval (as defined below), such limitations included a limit on the number of shares that could be issued until the time that the Company’s stockholders have approved the issuance of more than 19.99% of the Company’s outstanding shares of Common Stock in accordance with the rules of the Nasdaq Stock Market. Each Purchase Agreement requires the Company to hold a meeting of its stockholders no later than August 1, 2024, to seek approval (the “Stockholder Approval”) (i) under Nasdaq Stock Market Rule 5635(d) for the issuance of shares of Common Stock in excess of 19.99% of the Company’s issued and outstanding shares of Common Stock at prices below the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) on the date of the applicable Purchase Agreement pursuant to the terms of the Series F-1 Preferred Shares and Series G Preferred Shares, as applicable, and the Series G Warrants and Series F-1 Warrants, as applicable, and (ii) to increase the number of authorized shares of the Company to ensure that the number of authorized shares of Common Stock is sufficient to meet the Required Reserve Amount (as defined in the Purchase Agreements) pursuant to the terms of each Purchase Agreement. The Company received the Nasdaq Stockholder Approval at a special meeting of stockholders held on July 24, 2024.

Reduction in Workforce

During October and November 2023, the Company implemented a reduction in workforce, eliminating three of the Company’s ten employees. Separated employees were granted a severance package equal to one-quarter of their annual salary.

On June 7, 2023, the Company granted the three employee’s options to purchase an aggregate of 7,668 shares of Common Stock with an exercise price of $49.80 per share. As consideration for a waiver and release in their separation agreements, the Company amended the employees’ respective June 7, 2023 option agreements to accelerate vesting of the portion of optioned shares that otherwise would have vested upon the first and second anniversaries of the date of grant. The options have an exercise period of twelve months from the date of separation. The Company recognized as compensation expense $168,496 which represented the remaining unamortized fair value of the original grant.

Executive Officer Contract Amendments and Separations

Effective November 13, 2023, the Company entered into an amendment to the employment agreement of Dr. Chris Chapman, its President and Chief Medical Officer, providing for Dr. Chapman’s annual base salary to be adjusted from five hundred thousand dollars ($500,000) (the “Full Base Salary”) to two hundred fifty thousand dollars ($250,000) in cash per annum, until payment of his Full Base Salary would no longer jeopardize the Company’s ability to continue as a going concern, as determined by the Company in its sole discretion. The amendment further provides that the remaining $250,000 of base salary per annum (the “Deferral Amount”) shall be deferred until payment of the Deferral Amount would no longer jeopardize the Company’s ability to continue as a going concern, as determined by the Company in its sole discretion, at which time the Deferral Amount may be paid, at Dr. Chapman’s election, in shares of Common Stock or in cash. As of December 31, 2024 and December 31, 2023, the Company had recognized a salary deferral of $149,038 and $28,846, respectively, which was paid to Dr. Chapman on June 27, 2024.

Dr. Chapman’s employment agreement terminated June 14, 2024. Pursuant to a General Release and Severance Agreement (the “Separation Agreement”), dated as of June 14, 2024, Dr. Chapman is entitled to (i) payment in the amount of $125,000, less all lawful and authorized withholdings and deductions, to be paid in three (3) equal monthly installments, (ii) a one-time payment equal to $25,000, less all lawful and authorized withholdings and deductions, (iii) reimbursement for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of up to three (3) months, and (iv) acceleration of certain unvested options granted to Dr. Chapman pursuant to those certain Nonqualified Stock Option Agreements, dated April 4, 2023 and June 7, 2023. The Company recognized $150,000 of salary expense and $197,427 of stock-based compensation during the yere ended December 31, 2024, which is included in the Consolidated Statement of Comprehensive Loss.

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In connection with an overall reduction in compensation paid to the Company’s directors implemented in November 2023, effective November 13, 2023, the Company entered into an amendment to the employment agreement of Christopher C. Schreiber, a Director and the Company’s former Executive Chairman, providing for Mr. Schreiber’s annual fee to be adjusted from three hundred thousand dollars ($300,000) (the “Full Fee”) to sixty thousand dollars ($60,000) in cash per annum, until payment of his Full Fee would no longer jeopardize the Company’s ability to continue as a going concern, as determined by the Company in its sole discretion. The amendment further provides that the remaining $240,000 of the fees per annum (the “Fee Deferral Amount”) shall be deferred until payment of the Fee Deferral Amount would no longer jeopardize the Company’s ability to continue as a going concern, as determined by the Company in its sole discretion, at which time the Fee Deferral Amount may be paid, at Mr. Schreiber’s election, in shares of Common Stock or in cash. The amendment also clarified that Mr. Schreiber’s title is “Director.” As of December 31, 2024 and 2023, the Company had recognized a salary deferral of $175,385 and $27,692, respectively, which was paid to Mr. Schreiber on August 22, 2024.

Effective November 13, 2023, the Company entered into an amendment to the employment agreement of Dr. Adam Kaplin, its Chief Scientific Officer, providing that Dr. Kaplin’s employment and had an initial term of four months, which the parties had the option to mutually agree to extend for additional consecutive terms of one month each. The amendment further provided that, in the event of termination without cause by the Company prior to the end of the initial term, Dr. Kaplin shall receive his monthly base salary through the end of the initial term. The amendment further provided that all outstanding and unvested shares granted pursuant to the Nonqualified Stock Option Agreement, dated June 7, 2023, between the Company and Dr. Kaplin shall accelerate upon the termination of Dr. Kaplin’s employment. Dr. Kaplin’s amendment further provided that, in the event of a termination for any reason prior to the end of the first renewal term following the end of the initial term, the Company will continue to cover the costs of Dr. Kaplin’s health insurance coverage through the end of the first renewal term, subject to the execution and timely return of a release. Dr. Kaplin’s employment was terminated effective April 15, 2024.

Effective November 13, 2023, the Company entered into a mutual employment separation agreement with Paul M. Rivard, its Chief Legal Officer. The separation agreement provides for a lump-sum severance payment equal to three months of his normal base salary in exchange for a waiver and release. The separation agreement further provides that Mr. Rivard will be deemed a contractor providing services to the Company for purposes of any awards previously granted to him under the 2021 Plan if at the relevant time(s) he is providing services to the Company while under the employ of a law firm representing the Company.

Director’s Deferral of Board Service Fees

On November 13, 2023, the Board approved certain adjustments to the director fees. Mr. Silverman’s fees were decreased from $216,000 to $60,000 annually, with payment of the excess amount of $156,000 deferred until the date that payment of such amount would no longer jeopardize the Company’s ability to continue as a going concern, as determined by the Company in its sole discretion, at which time such amount may be paid, at Mr. Silverman’s election, in shares of Common Stock or in cash. Messrs. Eagle’s, Uzonwanne’s and White’s fees were decreased from $96,000 to $60,000 annually, with payment of the excess amounts of $36,000 per director deferred until the date that payment of such amounts would no longer jeopardize the Company’s ability to continue as a going concern, as determined by the Company in its sole discretion, at which time such amounts may be paid, at each director’s election, in shares of Common Stock or in cash. Upon their appointment to the Board, Messrs. Friscia and Glass were also subject to this deferral. As of December 31, 2024 and 2023, the Company had recognized a board fee deferral of $209,800 and $44,000, respectively, which was paid to the respective Board member on August 21, 2024.

Note 2 – Significant Accounting Policies

(a) Basis of Presentation

The Consolidated Financial Statements of the Company are prepared in U.S. Dollars and in accordance with accounting principles generally accepted in the United States of America (US GAAP).

(b) Use of Estimates and Judgments

The preparation of financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Information about significant areas of estimation, uncertainty and critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the financial statements is included in the following notes for recording research and development expenses, impairment of intangible assets and the valuation of share-based payments.

(c) Functional and Presentation Currency

These consolidated financial statements are presented in U.S. Dollars, which is the Company’s functional currency. All financial information has been rounded to the nearest dollar. Foreign Currency Transaction Gains or Losses, resulting from cash balances denominated in Foreign Currencies, are recorded in the Consolidated Statements of Comprehensive Loss.

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(d) Comprehensive Income (Loss)

The Company follows Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 220 in reporting comprehensive income (loss). Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income (loss), comprehensive income (loss) is equal to net income (loss).

(e) Cash and Cash Equivalents

The Company considers all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) that are not restricted as to withdrawal date or use, to be cash equivalents.

(f) Fair Value of Financial Instruments

Fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management as of and for the year ended December 31, 2024. The carrying amounts of cash equivalents, accounts receivable, other current assets, other assets, accounts payable, and accrued expenses approximated their fair values as of December 31, 2024 due to their short-term nature. The fair value of the bifurcated embedded derivative related to the convertible preferred stock was estimated using a Monte Carlo simulation model, which uses as inputs the fair value of the Company’s Common Stock and estimates for the equity volatility and traded volume volatility of the Company’s Common Stock, the time to maturity of the convertible preferred stock, the risk-free interest rate for a period that approximates the time to maturity, dividend rate, a penalty dividend rate, and the probability of default. The fair value of the warrant liabilities was estimated using the Black Scholes Model which uses as inputs the following weighted average assumptions: dividend yield, expected term in years; equity volatility; and risk-free interest rate.

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company can access.

Level 2	Inputs to the valuation methodology include:

●	quoted prices for similar assets or liabilities in active markets;
●	quoted prices for identical or similar assets or liabilities in inactive markets;
●	inputs other than quoted prices that are observable for the asset or liability;
●	inputs that are derived principally from or corroborated by observable market data by correlation or other means

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Valuation techniques maximize the use of relevant observable inputs and minimize the use of unobservable inputs.

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(f) Fair Value of Financial Instruments, continued

The following is a description of the valuation methodologies used for assets measured at fair value as of December 31, 2024 and December 31, 2023.

Marketable Securities: Valued using quoted prices in active markets for identical assets.

	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Marketable securities at December 31, 2024	$8,345,081	$-	$-

Marketable securities at December 31, 2023	$2,242,106	$-	$-

Marketable securities are classified as available for sale and are valued at fair market value. The maturities of the securities are less than one year.

As of December 31, 2024 and 2023, the Company held certain mutual funds, which, under FASB ASC 321-10, were considered equity investments. As such, the change in fair value in the year ended December 31, 2024 and 2023 were gains of $671 and $514, respectively.

Gains and losses resulting from the sales of marketable securities were gains of $976 and $416 for the years ended December 31, 2024 and 2023, respectively.

Proceeds from the sales of marketable securities were $6,750,480 and $15,300,030 in the years ended December 31, 2024 and 2023, respectively. Purchases of marketable securities were $12,851,809 and $13,454,304 during the years ended December 31, 2024 and 2023, respectively.

Fair Value on a Recurring Basis

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The estimated fair value of the warrant liabilities and bifurcated embedded derivatives represent Level 3 measurements. The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis as of December 31, 2024 and 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		As of December 31,
Description	Level	2024	2023
Liabilities
Warrant Liabilities	3	$-	$867,000
Derivative Liabilities	3	$1,282,000	$61,000

The following table sets forth a summary of the change in the fair value of the warrant liabilities that is measured at fair value on a recurring basis for the years ended December 31, 2024 and 2023:

	As of December 31,
Description	2024	2023
Balance on December 31, 2023 and 2022	$867,000	$-
Issuance of warrants reported at fair value	-	10,623,000
Changes in fair value of warrant liabilities	7,094,000	(1,175,000)
Reclassification of warrant liability to equity upon warrant modification	(7,961,000)
Balance on March 31,	-	9,448,000
Issuance of warrants reported at fair value	21,992,000	-
Changes in fair value of warrant liabilities	(2,701,000)	(1,635,000)
Balance on June 30,	19,291,000	7,813,000
Changes in fair value of warrant liabilities	17,000	(5,356,000)
Reclassification of warrant liability to equity upon warrant modification	(19,308,000)	-
Balance on September 30,	-	2,457,000
Changes in fair value of warrant liabilities	-	(1,590,000)
Balance on December 31,	$-	$867,000

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The following table sets forth a summary of the change in the fair value of the derivative liabilities that is measured at fair value on a recurring basis for the years ended December 31, 2024 and 2023:

	As of December 31,
Description	2024	2023
Balance on December 31, 2023 and 2022	$61,000	$-
Issuance of derivatives reported at fair value	-	3,149,800
Changes in fair value of derivative liabilities	(61,000)	120,700
Balance on March 31,	-	3,270,500
Issuance of derivatives reported at fair value	854,000	-
Changes in fair value of derivative liabilities	72,000	194,500
Balance on June 30,	926,000	3,465,000
Changes in fair value of derivative liabilities	356,000	(2,566,900)
Balance on September 30,	1,282,000	898,100
Changes in fair value of derivative liabilities	21,000	(837,100)
Balance on December 31,	$1,303,000	$61,000

There were no assets or liabilities measured on a non-recurring basis as of December 31, 2024 or December 31, 2023.

(g) Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” If liability accounting is required, the Company’s derivative instruments are recorded at fair value at the issuance date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within twelve (12) months of the balance sheet date.

The Company has determined that the Series F Convertible Preferred Stock warrants are derivatives that are required to be accounted for as liabilities. The Company has also determined that the following embedded features in the preferred stock are not clearly and closely related to the debt host instrument: 1) make-whole interest upon a contingent redemption event, 2) make-whole interest upon a conversion event, 3) an installment redemption upon an Equity Conditions Failure (as defined in the Certificate of Designation), and 4) variable share-settled installment conversion and as such are bifurcated from the preferred stock and accounted for as liabilities. The fair value of the warrants and embedded features are estimated using internal valuation models. The Company’s valuation models utilize inputs and other assumptions and may not be reflective of the price at which they can be settled.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Common Stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be liability classified and recorded at their initial fair value on the date of issuance and remeasured at fair value and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the Statements of Comprehensive Income (Loss).

Modification of warrants

The Company applies the guidance in ASC 815-40 to account for warrants that are liability classified that are subsequently modified resulting in a reclassification to equity. The warrants are remeasured at fair value on the modification date, the change in fair value is recognized as a non-cash gain or loss on the Statement of Comprehensive Income (Loss), and the warrants are reclassified to additional paid-in capital.

(h) Prepaid Expenses

Prepaid expenses represent expenses paid prior to the date that the related services are rendered or used are comprised principally of prepaid insurance and research and development expenses.

(i) Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash on deposit with financial institutions and accounts receivable. At times, the Company’s cash in banks exceeds the FDIC insurance limit. The Company has not experienced any loss because of these cash deposits. These cash balances are maintained with two banks and do not exceed the FDIC limit as of December 31, 2024.

(j) Risk Management of Cash and Investments

It is the Company’s policy to minimize the Company’s capital resources to investment risks, prioritizing the preservation of capital over investment returns. Investments are maintained in securities, primarily publicly traded, short-term money market funds based on highly rated federal, state, and corporate bonds, that minimize the risk to the Company’s capital resources and provide ready access to funds.

The Company’s investment portfolios are regularly monitored for risk and are held with one brokerage firm.

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(k) Investments

Investments recorded using the cost method will be assessed for any decrease in value that has occurred that is other than temporary and the other than temporary decrease in value shall be recognized. As and when circumstances and facts change, the Company will evaluate the Company’s ability to significantly influence operational and financial policy to establish a basis for converting the investment accounted for using the cost method to the equity method of valuation in accordance with FASB ASC 323.

In accordance with FASB ASC 323, the Company recognizes investments in joint ventures based upon the Company’s ability to significantly influence the operational or financial policies of the joint venture. An objective judgment of the level of influence is made at the time of the investment based upon several factors including, but not limited to the following:

a)	Representation on the Board of Directors
b)	Participation in policy-making processes
c)	Material intra-entity transactions
d)	Interchange of management personnel
e)	Technological dependencies
f)	Extent of ownership and the ability to influence decision making based upon the makeup of other owners when the shareholder group is small.

The Company follows the equity method for valuating investments in joint ventures when the existence of significant influence over operational and financial policy has been established, as determined by management; otherwise, the Company will valuate these investments using the cost method.

In accordance with FASB ASC 321-10-35-2, the Company has elected to measure its investment in Oravax Medical, Inc. (“Oravax”) (Note 3) as an equity security without a readily determinable fair value. Under this election, an equity security without a readily available fair value is reflected at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. At each reporting period, the Company is required to make a qualitative assessment considering impairment indicators to evaluate whether the investment is impaired. If deemed impaired, the Company is required to estimate the fair value of the investment and recognize an impairment loss equal to the difference between the fair value of the investment and its carry amount. As of December 31, 2024, the Company performed a qualitative assessment to evaluate whether the investment is impaired and determined that the investment was not impaired and thus no adjustment to fair market value was required as of December 31, 2024.

(l) Property, Plant and Equipment

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Costs include expenditures that are directly attributable to the acquisition of the asset.

Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment and are recognized within “other (income)/expense” in the Consolidated Statements of Comprehensive Loss.

Depreciation is recognized over the estimated useful lives of the property, plant and equipment. Leased assets are depreciated over the shorter of the lease term or their useful lives.

The estimated useful lives for the current and comparative periods are as follows:

Useful Life
(in years)
Plant and equipment	5-12
Furniture and fixtures	5-10
Computer equipment & software	3-5
Leasehold Improvements	Shorter of the remaining lease or estimated useful life

Depreciation methods, useful lives and residual values are reviewed at each reporting date.

(m) Intangible Assets

The Company’s long-lived intangible assets, other than goodwill, are assessed for impairment when events or circumstances indicate there may be an impairment. These assets were initially recorded at their estimated fair value at the time of acquisition and assets not acquired in acquisitions were recorded at historical cost. However, if their estimated fair value is less than the carrying amount, other intangible assets with indefinite lives are reduced to their estimated fair value through an impairment charge in the Consolidated Statements of Comprehensive Loss.

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Patents and Trade Secrets

Propriety protection for the Company’s products, technology and process is important to its competitive position. As of December 31, 2024, the Company has 18 issued U.S. patents, 69 issued foreign patents, one pending U.S. patent applications and five foreign patent applications pending in such jurisdictions as Canada, China, Israel, and Japan, which if issued are expected to expire between 2036 and 2041. Management intends to protect all other intellectual property (e.g. copyrights, trademarks, and trade secrets) using all legal remedies available to the Company.

The Company records expenses related to the application for and maintenance of patents as a component of research and development expenses on the Consolidated Statement of Comprehensive Loss.

Patent Costs and Trade Secrets

Patents may be purchased from third parties. The costs of acquiring the patent are capitalized as patent costs if it represents a future economic benefit to the Company. Once a patent is acquired it is amortized over its remaining useful life and assessed for impairment when necessary.

Other Intangible Assets

Other intangible assets that are acquired by the Company, which have definite useful lives, are measured at cost less accumulated amortization and accumulated impairment losses.

Amortization

Amortization is recognized on a straight-line basis over the estimated useful lives of intangible assets, other than goodwill, from the date that they are available for use. The estimated useful lives for the current and comparative periods are as follows:

Useful Life
(in years)
Patents and trademarks	12-17

(n) Goodwill

Goodwill is evaluated annually for impairment or whenever the Company identifies certain triggering events or circumstances that would more likely than not reduce the fair value below its carrying amount. Events or circumstances that might indicate an interim evaluation is warranted include, among other things, unexpected adverse business conditions, economic factors (for example, the loss of key personnel), supply costs, unanticipated competitive activities, and acts by governments and courts. No impairment was recorded for each of the years ended December 31, 2024 and 2023.

(o) Recoverability of Long-Lived Assets

In accordance with FASB ASC 360-10-35 “Impairment or Disposal of Long-lived Assets”, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable or that the useful lives of those assets are no longer appropriate. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment.

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The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the carrying amount of the assets. An impairment loss, if one exists, is then measured as the amount by which the carrying amount of the asset exceeds the discounted estimated future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value of such assets less costs to sell. Asset impairment charges are recorded to reduce the carrying amount of the long-lived asset that will be sold or disposed of to their estimated fair values. Charges for the asset impairment reduce the carrying amount of the long-lived assets to their estimated salvage value in connection with the decision to dispose of such assets.

(o) Right-of-Use Assets

The Company leased a facility in Baltimore, Maryland under an operating lease (“2021 Baltimore Lease”) with annual rentals of $52,800 to $56,016 plus certain operating expenses. The 2021 Baltimore Lease took effect on November 17, 2021, for a term of 12 months with automatic renewals unless sixty-day notice is provided. The initial term expired on November 30, 2022. The lease renewed effective December 1, 2022, for a term of 12 months with automatic renewals unless a sixty-day notice is provided. The 2021 Baltimore Lease was terminated by the lessor on April 30, 2024.

The Company leased a facility in Tampa, Florida under an operating lease (“Platt Street Lease”) with annual rentals of $22,030 to $23,259 plus certain operating expenses. The Platt Street Lease took effect on April 1, 2022, for a term of 36 months. The Platt Street Lease was cancelled without penalty effective October 31, 2023.

The Company leased a facility in Baltimore, Maryland under an operating lease (“2024 Baltimore Lease”) with annual rentals of $32,400 plus certain operating expenses. The 2024 Baltimore Lease took effect on May 1, 2024, for a term of 12 months with automatic renewals unless sixty-day notice was provided. On February 26, 2025, the Company provided notice of its intention not to renew the Baltimore Lease, effective April 30, 2025.

In accordance with FASB ASC, Topic 842, Leases (“ASC 842”), which increases transparency and comparability by recognizing a lessee’s rights and obligations resulting from leases by recording them on the balance sheet as lease assets and lease liabilities. The guidance requires the recognition of the right-of-use (“ROU”) assets and related operating and finance lease liabilities on the balance sheet.

The Company utilizes the package of practical expedients permitted within the standard, which allows an entity to forgo reassessing (i) whether a contract contains a lease, (ii) classification of leases, and (iii) whether capitalized costs associated with a lease meet the definition of initial direct costs. Also, the Company elected the expedient, allowing an entity to use hindsight to determine the lease term and impairment of ROU assets and the expedient to allow the Company to not have to separate lease and non-lease components. The Company has also elected the short-term lease accounting policy under which the Company would not recognize a lease liability or ROU asset for any lease that at the commencement date has a lease term of twelve months or less and does not include a purchase option that the Company is more than reasonably certain to exercise.

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For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments. The Company generally uses its incremental borrowing rate as the discount rate for leases, unless an interest rate is implicitly stated in the lease. The present value of the lease payments is calculated using the incremental borrowing rate for operating leases, which was determined using a portfolio approach based on the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term. The lease term for all the Company’s leases includes the non-cancellable period of the lease plus any additional periods covered by either a Company option to extend the lease that the Company is reasonably certain to exercise, or an option to extend the lease controlled by the lessor. All ROU assets are reviewed for impairment.

Lease expense for operating leases consists of the lease payments plus any initial direct costs and is recognized on a straight-line basis over the lease term.

The Company’s operating leases are comprised of the 2024 Baltimore Lease, the 2021 Baltimore Lease and the Platt Street Lease on the Consolidated Balance Sheets. The information related to these leases are presented below:

	As of December 31, 2024				As of December 31, 2023
	Platt Street	2021 Baltimore	2024 Baltimore		Platt Street	2021 Baltimore
Balance Sheet Location	Lease	Lease	Lease	Total	Lease	Lease	Total
Operating Lease
Lease Right of Use	$-	$-	$10,579	$10,579	$-	$47,389	$47,389
Lease Payable, current	-	-	10,579	10,579	-	48,870	48,870
Lease Payable - net of current	-	-	-	-	-	-	-

The following provides details of the Company’s lease expense:

	For the Years Ended December 31, 2024				For the Years Ended December 31, 2023
	Platt Street	2021 Baltimore	2024 Baltimore		Platt Street	2021 Baltimore
Lease Expenses	Lease	Lease	Lease	Total	Lease	Lease	Total
Operating Leases
Lease Costs	$-	$18,672	$21,600	$40,272	$18,868	$54,400	$73,268

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Other information as of December 31, 2024 related to leases is presented below:

	Other Lease Information
	Platt Street	2021 Baltimore	2024 Baltimore
Other Information	Lease	Lease	Lease	Total
Operating Leases
Operating cash used	$-	$18,672	$21,600	$40,272
Average remaining lease term	-	-	4	4
Average discount rate	10.0%	10.0%	10.0%	10.0%

As of December 31, 2024, the annual minimum lease payments of the Company’s operating lease liabilities were as follows:

	Annual Minimum Lease Payments
	Platt Street	2021 Baltimore	2024 Baltimore
	Lease	Lease	Lease	Total
For Years Ending December 31,
2024	-	-	-	$-
2025	-	-	10,800	10,800
Total future minimum lease payments, undiscounted	$-	$-	$10,800	$10,800
Less: Imputed interest	-	-	221	221
Present value of future minimum lease payments	$-	$-	$10,579	$10,579

(q) Revenue Recognition

The Company will recognize revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:

1)	Identify the contract with the customer
2)	Identify the performance obligations in the contract
3)	Determine the transaction price
4)	Allocate the transaction price to the performance obligations in the contract
5)	Recognize revenue when the company satisfies a performance obligation

(r) Income Taxes

The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse.

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. For the years ended December 31, 2024 and 2023, no liability for unrecognized tax benefits was required to be reported.

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There was no income tax benefit recorded for the losses for the years ended December 31, 2024 and 2023 since management determined that the realization of the net deferred tax assets is not more likely than not to be realized and has recorded a full valuation allowance on the net deferred tax assets.

The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of general and administrative expense. There were no amounts accrued for penalties and interest for the years ended December 31, 2024 and 2023. The Company does not expect its uncertain tax position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Since the Company had losses in the past, all prior years that generated net operating loss carryforwards are open and subject to audit examination in relation to the net operating loss generated from those years.

(s) Basic and Diluted Earnings per Share of Common Stock

Basic earnings per common stock is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using the weighted average number of common stock plus dilutive common share equivalents outstanding during the period. Potential common stock that would have the effect of increasing diluted earnings per share are considered anti-dilutive.

Diluted net loss per share is computed using the weighted average number of shares of Common Stock and dilutive potential Common Stock outstanding during the period.

As the Company reported a net loss for the years ended December 31, 2024 and 2023, Common Stock equivalents were anti-dilutive.

As of December 31, 2024 and 2023, the following securities are excluded from the calculation of weighted average dilutive common stock because their inclusion would have been anti-dilutive:

	For the Years Ended December 31,
	2024	2023
Stock Options	45,226	47,286
Unvested Restricted Stock Units	48,334	88,668
Warrants to purchase Common Stock	33,293,640	4,933,622
Series C Preferred Convertible Warrants	-	918
Series D Preferred Convertible Stock	1,217	1,217
Series F Preferred Convertible Stock	3,239,231	3,318,626
Series F-1 Convertible Preferred Stock	3,651,538	-
Series G Convertible Preferred Stock	6,833,846	-
Total potentially dilutive shares	47,113,032	8,390,337

(t) Stock-based Payments

The Company accounts for stock-based compensation under the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, “Compensation - Stock Compensation”, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values on the grant date. The Company estimates the fair value of stock-based awards on the date of grant using the Black-Scholes model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods using the straight-line method. In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting (the “2018 Update”). The amendments in the 2018 Update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. Prior to the 2018 Update, Topic 718 applied only to share-based transactions to employees. Consistent with the accounting requirement for employee share-based payment awards, nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied.

The Company has elected to account for forfeiture of stock-based awards as they occur.

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(u) Research and Development Costs

In accordance with FASB ASC 730, research and development costs are expensed as incurred and consist of fees paid to third parties that conduct certain research and development activities on the Company’s behalf.

(v) Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires public entities to disclose significant segment expenses and other segment items on an interim and annual basis and provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. The ASU does not change how a public entity identifies its operating segments, aggregates them, or applies the quantitative threshold to determine its reportable segments. The new disclosure requirements are also applicable to entities that account and report as a single operating segment entity. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. The Company adopted the guidance for the annual reporting period ended December 31, 2024. There was no impact on the Company’s reportable segments identified and additional required disclosures have been included in Note 12, Segment Reporting.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures which requires public entities to disclose specific categories in the effective tax rate reconciliation, as well as expanded disclosures on income taxes paid by jurisdictions. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact related to the adoption of ASU 2023-09 on their consolidated financial statement disclosures.

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (Topic 220), which requires disclosure in the notes to financial statements about specific types of expenses included in the expense captions presented on the face of the statement of operations. The requirements of the ASU are effective for annual periods beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The requirements will be applied prospectively with the option for retrospective application. The Company is currently evaluating the impact related to the adoption of ASU 2024-03 on their consolidated financial statement disclosures.

Note 3 – Going Concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

As of December 31, 2024, the Company’s cash on hand was $173,154 and marketable securities were $8,345,082. The Company has incurred a total net loss attributable to common stockholders of $27,161,219 for the year ended December 31, 2024. As of December 31, 2024, the Company had working capital of $2,710,626 and stockholders’ equity of $9,789,740, including an accumulated deficit of $129,138,286. Since its inception, the Company has met its liquidity requirements principally through the sale of its Common Stock and Preferred Stock in public and private placements.

During the year ended December 31, 2024, the Company raised $12,487,399, net of offerings costs of $1,512,601, through the private placement of the Company’s Series F-1 Preferred Stock and Series G Preferred Stock and warrants to purchase shares of the Company’s Common Stock.

The Company evaluated the current cash requirements for operations in conjunction with management’s strategic plan and believes that the Company’s current financial resources as of the date of the issuance of these Consolidated Financial Statements are sufficient to fund its current operating budget and contractual obligations as of December 31, 2024 as they fall due within the next twelve-month period from the date of the issuance of these financial statements, alleviating any substantial doubt raised by the Company’s historical operating results and satisfying its estimated liquidity needs for twelve months from the issuance of these consolidated financial statements.

Note 4 – Trade and Other Payables

Trade and other payables consist of the following:

	December 31, 2024	December 31, 2023

Accounts Payable – Trade	$2,515,421	$3,079,080
Accrued Expenses	386,683	637,138
	$2,902,104	$3,716,218

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Note 5 – Stock-based Payments

Equity incentive Plans

2016 Stock Incentive Plan

In 2016, pre-Merger MyMD Florida adopted the MyMD Pharmaceuticals, Inc. Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”). The 2016 Plan provided for the issuance of up to 50,000,000 shares of the Company’s Common Stock. As of December 31, 2024, no options were outstanding and no shares of Common Stock remain available for issuance under the 2016 Plan. Pursuant to the Merger Agreement, effective as of the effective time of the Merger, the Company assumed pre-Merger MyMD Florida’s Second Amendment to Amended and Restated 2016 Stock Incentive Plan (the pre-Merger MyMD Florida’s Second Amendment to Amended and Restated 2016 Incentive Plan together with the 2016 Plan, the “MyMD Florida Incentive Plan”), assuming all of pre-Merger MyMD Florida’s rights and obligations with respect to the options issued thereunder (except that the term of each options was amended to expire on the second-year anniversary of the effective time of closing). All such options expired on April 16, 2023.

2017 Stock Incentive Plan

On August 7, 2017, the stockholders approved, and the Company adopted the 2017 Stock Incentive Plan (“2017 Plan”). The 2017 Plan provides for the issuance of up to 118 shares of the Company’s Common Stock. As of December 31, 2024, grants of restricted stock and options to purchase 93 shares of Common Stock have been issued pursuant to the 2017 Plan, and 25 shares of Common Stock remain available for issuance.

2018 Stock Incentive Plan

On December 7, 2018, the stockholders approved, and the Company adopted the 2018 Stock Incentive Plan (“2018 Plan”). On August 27, 2020, the 2019 Plan was modified to increase the total authorized shares. The 2018 Plan, as amended, provides for the issuance of up to 18,670 shares of the Company’s Common Stock. As of December 31, 2024, grants of RSUs and restricted stock to purchase 8,769 shares of Common Stock have been issued pursuant to the 2018 Plan, and 9,901 shares of Common Stock remain available for issuance.

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2021 Stock Incentive Plan

On April 15, 2021, the stockholders approved, and the Company adopted the 2021 Stock Incentive Plan, as amended, (“2021 Plan”). The 2021 Plan provides for the issuance of up to 2,500,000 shares of the Company’s Common Stock. As of December 31, 2024, grants of RSUs and stock options to purchase 109,983 shares of Common Stock have been issued pursuant to the 2021 Plan, and 2,390,017 shares of Common Stock remain available for issuance.

Stock Options

The following table summarizes the activities for the Company’s stock options for the year ended December 31, 2024:

				Weighted
				Average
		Weighted	Weighted	Remaining
	Number	Average	Average	Contractual	Aggregate
	of	Exercise	Grant Date	Term	Intrinsic
	Shares	Price	Fair Value	(years)	Value
Balance at December 31, 2023	139,840	$46.09	$42.34	8.17	$-
Granted	-	-	-	-	-
Exercised	-	-	-	-	-
Forfeited	(80,002)	43.89	39.62	6.56	-
Canceled/Expired	-	-	-	-	-
Balance at December 31, 2024	59,838	49.03	45.97	7.98	$-
Exercisable as of December 31, 2024	45,226	48.78	45.60	7.84	$-

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing stock price of $1.15 for the Company’s Common Stock on December 31, 2024 and the closing stock price of $7.77 for the Company’s Common Stock on December 31, 2023.

On April 4, 2023, the Company issued 25,000 options to a key employee. These shares had a grant date fair value of $39.00 per share or a cumulative fair market value of $978,675 as calculated using Black-Scholes (exercise price $46.50 per share, stock price $46.50 per share, volatility of 122.12%, discount rate of 3.39% and a five-year term). 1/3 of the options vested on the grant date, 1/3 vest on the first anniversary of the grant and 1/3 vest on the second anniversary of the grant. The 1/3rd of the fair-market value of the options was expensed on the grant date and the remaining 2/3rd is amortized over 24 month vesting.

On June 7, 2023, the Company issued 66,503 options to the directors and key employees. These shares had a grant date fair value of $47.10 per share or a cumulative fair market value of $3,128,759 as calculated using Black-Scholes (exercise price $49.00 per share, stock price $49.00 per share, volatility of 115.94%, discount rate of 3.79% and a ten-year term). 1/3 of the options vested on the grant date, 1/3 vest on the first anniversary of the grant and 1/3 vest on the second anniversary of the grant. The 1/3rd of the fair-market value of the options was expensed on the grant date and the remaining 2/3rd is amortized over 24 month vesting.

On July 19, 2023, the Company issued 1,667 options to a consultant for services. These shares had a grant date fair value of $29.18 per share or a cumulative fair market value of $48,643 as calculated using Black-Scholes (exercise price $34.80 per share, stock price $34.80 per share, volatility of 120.30%, discount rate of 3.98% and a five-year term). The options vested on the grant date. The fair-market value of the options was recorded immediately for services previously performed.

On September 6, 2023, the Company issued 33,334 options to a key employee. These shares had a grant date fair value of $23.10 per share or a cumulative fair market value of $769,700 as calculated using Black-Scholes (exercise price $24.30 per share, stock price $24.30 per share, volatility of 117.90%, discount rate of 4.44% and a ten-year term). The options will vest upon the achievement of specific performance goals. The fair-market value of the options will be recognized in the period the vesting event is achieved. As of December 31, 2023, none of the vesting events have occurred.

On September 6, 2023, the Company issued 3,334 options to a key employee. These shares had a grant date fair value of $23.10 per share or a cumulative fair market value of $76,970 as calculated using Black-Scholes (exercise price $24.30 per share, stock price $24.30 per share, volatility of 117.90%, discount rate of 4.44% and a ten-year term). ½ of the options vested on the grant date, ½ vest on the first anniversary of the grant. The fair-market value of the vested options was amortized upon the issuance of the grant and the remaining options will be amortized over the 12-month vesting cycle.

During the years ended December 31, 2024 and 2023, the Company recognized stock option expenses totaling $1,057,271 and $3,049,537, respectively.

The unamortized stock option expenses as of December 31, 2024 and 2023 totaled $148,583 and $2,418,338, respectively.

Restricted Stock Units

During the year ended December 31, 2023, the Company converted 261 vested RSUs issued in March 2019 and 7,600 vested RSUs issued in September 2020 to members of the Board of Directors into 7,861 shares of Common Stock of the Company. Expenses related to these RSUs had been recognized by pre-merger Akers Biosciences, Inc in 2021 and prior years.

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On October 14, 2021, the Compensation Committee of the Board of Directors approved grants totaling 93,169 Restricted Stock Units to the Company’s six directors and seven key employees. Each RSU had a grant date fair value of $242.70 which will be amortized upon vesting into administrative expenses within the Consolidated Statement of Comprehensive Loss. Such RSUs were granted under the 2021 Plan. Vesting of each RSU is:

●	One-third (33%) of each RSU will vest when the Company’s market capitalization is equal to or greater than $500,000,000 for at least ten (10) trading days during any twenty (20) consecutive trading day period ending on or after December 15, 2021 and the fair market value of the Common Stock equals or exceeds $150.00 during such trading day period.

●	One-third (33%) of each RSU will vest when the Company’s market capitalization is equal to or greater than $750,000,000 for at least ten (10) trading days during any twenty (20) consecutive trading day period ending on or after December 15, 2021 and the fair market value of the Common Stock equals or exceeds $150.00 during such trading day period.

●	The remaining awarded units will vest when the Company’s market capitalization is equal to or greater than $1,000,000,000 for at least ten (10) trading days during any twenty (20) consecutive trading day period ending on or after December 15, 2021 and the fair market value of the Common Stock equals or exceeds $150.00 during such trading day period.

●	In the event that (i) a change in control occurs or (ii) the participant incurs a termination of service by the Company without cause or due to the participant’s death or total and permanent disability, then all unvested units shall become vested units immediately upon the occurrence of such event.

As of December 31, 2024, none of the vesting milestones have been met.

For the year ended December 31, 2024 the Company converted 908 vested RSUs issued in September 2020 to a member of the Board of Directors, convertible into 908 shares of Common Stock of the Company. Expenses related to these RSUs had been recognized by pre-merger Akers Biosciences, Inc. in 2021 and prior years.

The following is the status of outstanding unvested restricted stock units outstanding as of December 31, 2024 and the changes for the year ended December 31, 2024:

		Weighted
		Average
	Number of	Grant Date
	RSUs	Fair Value
Balance at December 31, 2023	88,668	$242.70
Granted	-	-
Vested	-	-
Forfeited	(40,334)	242.70
Canceled/Expired	-	-
Balance at December 31, 2024	48,334	$242.70

As of December 31, 2024 and 2023, the unamortized value of the RSUs was $9,789,061 and $21,600,300, respectively.

Note 6 – Equity

Authorized Capital Stock

On July 24, 2024, the Company’s stockholders approved the adoption of the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 16,666,666 to 250,000,000 (“Authorized Share Increase Amendment”) and to make a corresponding change to the number of authorized shares of capital stock. On July 25, 2024, the Company filed the Authorized Share Increase Amendment with the Secretary of State of Delaware (the “Secretary of State”). On June 17, 2024, the Company filed a Certificate of Amendment to the Series G Certificate of Designations with the Secretary of State to increase the number of authorized shares of Series G Preferred Stock from 8,950 to 12,826,273.

As of December 31, 2024, the Company’s authorized capital stock consisted of 300,000,000 shares, of which 250,000,000 are shares of Common Stock, and 50,000,000 are shares of preferred stock, $0.001 par value per share, 1,990,000 of which have been designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”), 211,353 of which have been designated as Series D Convertible Preferred Stock (the “Series D Preferred Stock”), 100,000 of which have been designated as Series E Junior Participating Preferred Stock, 15,000 of which have been designated as Series F Convertible Preferred Stock (the “Series F Preferred Stock”) 5,050 of which have been designated as Series F-1 Convertible Preferred Stock and 12,826,273 of which have been designated as Series G Preferred Stock.

As of December 31, 2024 and December 31, 2023, there were 3,363,603 and 2,018,857 shares of Common Stock issued and outstanding, respectively. There were 72,992 shares of Series D Preferred Stock issued and outstanding and warrants to purchase Series C Preferred Stock convertible into 918 shares of Common Stock issued and outstanding as of December 31, 2024 and December 31, 2023. There were 4,211 and 6,633 shares of Series F Preferred Stock issued and outstanding as of December 31, 2024 and December 31, 2023, respectively. There were 4,747 and 0 shares of Series F-1 Preferred Stock issued and outstanding as of December 31, 2024 and December 31, 2023, respectively. There were 8,884 and 0 shares of Series G Preferred Stock issued and outstanding as of December 31, 2024 and December 31, 2023, respectively. There were no shares of Series C Convertible Preferred Stock or Series E Junior Participating Preferred Stock issued and outstanding as of December 31, 2024 and December 31, 2023.

Preferred Stock

The holders of preferred shares or preferred warrants are entitled to vote per share, as limited by the certificate of designation for each class of preferred shares or warrants, at meetings of the Company.

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Series D Convertible Preferred Stock

The following are the principal terms of the Series D Preferred Stock:

Rank

The Series D Preferred Stock ranks (1) on parity with Common Stock on an “as converted” basis, (2) senior to any series of our capital stock hereafter created specifically ranking by its terms junior to the Series D Preferred Stock, (3) on parity with any series of our capital stock hereafter created specifically ranking by its terms on parity with the Series D Preferred Stock, and (4) junior to any series of our capital stock hereafter created specifically ranking by its terms senior to the Series D Preferred Stock in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntary or involuntary.

Conversion Rights

A holder of Series D Preferred Stock is entitled at any time to convert any whole or partial number of shares of Series D Preferred Stock into shares of our Common Stock, determined by dividing the stated value equal to $0.01 by the conversion price of $0.01 per share. A holder of Series D Preferred Stock is prohibited from converting Series D Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our Common Stock then issued and outstanding (with such ownership restriction referred to as the “Series D Beneficial Ownership Limitation”) immediately after giving effect to the issuance of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us. The conversion rate of the Series D Preferred Stock is subject to proportionate adjustments for stock splits, reverse stock splits and similar events, but is not subject to adjustment based on price anti-dilution provisions.

Dividend Rights

In addition to stock dividends or distributions for which proportionate adjustments will be made, holders of Series D Preferred Stock are entitled to receive dividends on shares of Series D Preferred Stock equal, on an as-if-converted-to-common-stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends are payable on shares of Series D Preferred Stock.

Voting Rights

Subject to the Series D Beneficial Ownership Limitation, on any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of a meeting), each holder, in its capacity as such, shall be entitled to cast the number of votes equal to the number of whole shares of our Common Stock into which the Series D Preferred Stock beneficially owned by such holder are convertible as of the record date for determining stockholders entitled to vote on or consent to such matter (taking into account all Series D Preferred Stock beneficially owned by such holder). Except as otherwise required by law or by the other provisions of the Certificate of Designation of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”), the holders of Series D Preferred Stock, in their capacity as such, shall vote together with the holders of our Common Stock and any other class or series of stock entitled to vote thereon as a single class.

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series D Preferred Stock are entitled to receive, pari passu with the holders of Common Stock, out of the assets available for distribution to stockholders an amount equal to such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Common Stock immediately before such liquidation, dissolution or winding up, without giving effect to any limitation on conversion as a result of the Series D Beneficial Ownership Limitation, as described above.

Exchange Listing

Series D Preferred Stock is not listed on the Nasdaq, any national securities exchange or other nationally recognized trading system. Our Common Stock issuable upon conversion of the Series D Preferred Stock is listed on the Nasdaq under the symbol “TNFA”.

Failure to Deliver Conversion Shares

If we fail to timely deliver shares of Common Stock upon conversion of the Series D Preferred Stock (the “Series D Conversion Shares”) within the time period specified in the Series D Certificate of Designation (within two trading days after delivery of the notice of conversion, or any shorter standard settlement period in effect with respect to trading market on the date notice is delivered), then we are obligated to pay to the holder, as liquidated damages, an amount equal to $25 per trading day (increasing to $50 per trading day on the third trading day and $100 per trading day on the sixth trading day) for each $5,000 of stated value of Series D Preferred Stock being converted which are not timely delivered. If we make such liquidated damages payments, we are also not obligated to make Series D Buy-In (as defined below) payments with respect to the same Series D Conversion Shares.

Compensation for Series D Buy-In on Failure to Timely Deliver Shares

If we fail to timely deliver the Series D Conversion Shares to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the Series D Conversion Shares which the holder anticipated receiving upon such conversion or exercise (a “Series D Buy-In”), then we are obligated to (A) pay in cash to such holder (in addition to any other remedies available to or elected by such holder) the amount, if any, by which (x) such holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of Series D Conversion Shares that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such holder, either reissue (if surrendered) the shares of Series D Preferred Stock equal to the number of shares of Series D Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such holder the number of Series D Conversion Shares that would have been issued if we had timely complied with its delivery requirements.

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As of December 31, 2024 and December 31, 2023, the Company had 72,992 shares of Series D Convertible Preferred Stock outstanding which represent 1,217 underlying shares of the Company’s Common Stock.

Series F Convertible Preferred Stock

The following are the principal terms of the Series F Preferred Stock:

Dividends

The holders of the Series F Preferred Stock are entitled to dividends of 10.0% per annum, compounded monthly, which are payable in cash or shares of Common Stock at the Company’s option, in accordance with the terms of the certificate of designation of the Series F Preferred Stock (the “Series F Certificate of Designation”). Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series F Certificate of Designation), shares of Series F Preferred Stock will accrue dividends at the rate of 15.0% per annum. Upon conversion or redemption, the holders of shares of Series F Preferred Stock are also entitled to receive a dividend make-whole payment.

Voting Rights

Except as required by law (including without limitation, the Delaware General Corporation Law (the “DGCL”)), the holders of the Series F Preferred Stock are entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Series F Preferred Stock is entitled to be calculated assuming a conversion price of $60.21 per share, which was the Minimum Price (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Series F Certificate of Designation. The Series F Certificate of Designation further provides that the holders of record of the Series F Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Company one time on or before June 30, 2024. To the extent that under the DGCL the vote of the holders of shares of Series F Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of a majority of the outstanding shares of Series F Preferred Stock, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of such majority (except as otherwise may be required under the DGCL) shall constitute the approval of such action by both the class or the series, as applicable.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, each holder of shares of the Series F Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount per share of Series F Preferred Stock equal to the greater of (A) 125% of the stated value of such share of Series F Preferred Stock (plus any applicable make-whole amount, unpaid late charge or other applicable amount) on the date of such payment and (B) the amount per share such holder would receive if such holder converted such share of Series F Preferred Stock into Common Stock immediately prior to the date of such payment. All shares of capital stock of the Company shall be junior in rank to all shares of Series F Preferred Stock with respect to the preferences as to payments upon the liquidation.

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Optional Conversion

The Series F Preferred Stock can be converted at the option of the holder at any time and from time to time after the original issuance date. Holders shall effect conversions by providing us with the form of conversion notice (the “Series F Notice of Conversion”) specifying the number of shares of Series F Preferred Stock to be converted, the number of shares of Series F Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable holder delivers by email such Series F Notice of Conversion to us.

Mandatory Conversion

If on any day after the issuance of the shares of Series F Preferred Stock the closing price of the Common Stock has exceeded $6.765 (as adjusted for the Reverse Stock Split) (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) for 20 consecutive trading days and the daily dollar trading volume of the Common Stock has exceeded $3,000,000 per trading day during the same period and certain equity conditions described in the Series F Certificate of Designation are satisfied (the “Mandatory Conversion Date”), the Company shall deliver written notice of the Mandatory Conversion (as defined below) to all holders on the Mandatory Conversion Date and, on such Mandatory Conversion Date, the Company shall convert all of each holder’s shares of Series F Preferred Stock into Conversion Shares at the then effective Conversion Price (the “Mandatory Conversion”). If any of the Equity Conditions shall cease to be satisfied at any time on or after the Mandatory Conversion Date through and including the actual delivery of all of the Conversion Shares to the holders, the Mandatory Conversion shall be deemed withdrawn and void ab initio.

Beneficial Ownership Limitation

The Series F Preferred Stock cannot be converted to Common Stock if the holder and its affiliates would beneficially own more than 4.99% or 9.99% at the election of the holder of the outstanding Common Stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Series F-1 Preferred Stock

The following are the principal terms of the Series F-1 Preferred Stock:

Dividends

The holders of the Series F-1 Preferred Stock are entitled to dividends of 10% per annum, compounded monthly, which are payable in arrears monthly in cash or shares of Common Stock at our option, in accordance with the terms of the Series F-1 Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series F-1 Certificate of Designations), the Series F-1 Preferred Stock will accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Series F-1 Preferred Stock are also entitled to receive a dividend make-whole payment.

Voting Rights

Except as required by law (including without limitation, the Delaware General Corporation Law (the “DGCL”)), the holders of the Series F-1 Preferred Stock are entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Series F-1 Preferred Stock is entitled to be calculated assuming a conversion price of $2.253 per share, which was the Minimum Price (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Series F-1 Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Series F-1 Certificate of Designations. To the extent that under the DGCL the vote of the holders of shares of Series F-1 Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of a majority of the outstanding shares of Series F-1 Preferred Stock, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of such majority (except as otherwise may be required under the DGCL) shall constitute the approval of such action by both the class or the series, as applicable.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, each holder of shares of the Series F-1 Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount per share of Series F-1 Preferred Stock equal to the greater of (A) 125% of the stated value of such share of Series F-1 Preferred Stock (plus any applicable make-whole amount, unpaid late charge or other applicable amount) on the date of such payment and (B) the amount per share such holder would receive if such holder converted such share of Series F-1 Preferred Stock into Common Stock immediately prior to the date of such payment. All shares of capital stock of the Company shall be junior in rank to all shares of Series F-1 Preferred Stock with respect to the preferences as to payments upon the liquidation.

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Exchange Cap

The Company was initially restricted from issuing shares of Common Stock upon conversion of the Series F-1 Preferred Stock and Series G Preferred Stock or exercise of the associated warrants in excess of 19.99% of the shares of Common Stock outstanding as of the date immediately prior to the issuance of the shares of Series F-1 Preferred Stock and Series G Preferred Stock and the associated warrants (the “Issuable Maximum”) until the Company obtained stockholder approval for the issuance of shares of Common Stock in excess of the Issuable Maximum. The Company received the Stockholder Approval on July 24, 2024.

Optional Conversion

The Series F-1 Preferred Stock can be converted at the option of the holder at any time and from time to time after the original issuance date. Holders shall effect conversions by providing us with the form of conversion notice (the “Notice of Conversion”) specifying the number of shares of Series F-1 Preferred Stock to be converted, the number of shares of Series F-1 Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable holder delivers by email such Notice of Conversion to us.

Mandatory Conversion

If on any day after the issuance of the shares of Series F-1 Preferred Stock the closing price of the Common Stock has exceeded $5.448 per share (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) for 20 consecutive trading days and the daily dollar trading volume of the Common Stock has exceeded $3,000,000 per trading day during the same period and certain equity conditions described in the Series F-1 Certificate of Designation are satisfied (the “Mandatory Conversion Date”), the Company shall deliver written notice of the Mandatory Conversion (as defined below) to all holders on the Mandatory Conversion Date and, on such Mandatory Conversion Date, the Company shall convert all of each holder’s shares of Series F-1 Preferred Stock into Conversion Shares at the then effective Conversion Price (the “Mandatory Conversion”). If any of the Equity Conditions shall cease to be satisfied at any time on or after the Mandatory Conversion Date through and including the actual delivery of all of the Conversion Shares to the holders, the Mandatory Conversion shall be deemed withdrawn and void ab initio.

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Beneficial Ownership Limitation

The Series F-1 Preferred Stock cannot be converted to Common Stock if the holder and its affiliates would beneficially own more than 4.99% or 9.99% at the election of the holder of the outstanding Common Stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Series G Preferred Stock

The following are the principal terms of the Series G Preferred Stock:

Voting Rights

Except as required by law (including without limitation, the Delaware General Corporation Law (the “DGCL”)), the holders of the Series G Preferred Stock are entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Series G Preferred Stock is entitled to be calculated assuming a conversion price of $2.253 per share, which was the Minimum Price (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Series G Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Series G Certificate of Designations. To the extent that under the DGCL the vote of the holders of shares of Series G Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of a majority of the outstanding shares of Series G Preferred Stock, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of such majority (except as otherwise may be required under the DGCL) shall constitute the approval of such action by both the class or the series, as applicable.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, each holder of shares of the Series G Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount per share of Series G Preferred Stock equal to the greater of (A) 125% of the stated value of such share of Series G Preferred Stock (plus any applicable make-whole amount, unpaid late charge or other applicable amount) on the date of such payment and (B) the amount per share such holder would receive if such holder converted such share of Series G Preferred Stock into Common Stock immediately prior to the date of such payment. All shares of capital stock of the Company shall be junior in rank to all shares of Series G Preferred Stock with respect to the preferences as to payments upon the liquidation.

Exchange Cap

The Company was initially restricted from issuing shares of Common Stock upon conversion of the Series F-1 Preferred Stock and Series G Preferred Stock or exercise of the associated warrants in excess of 19.99% of the shares of Common Stock outstanding as of the date immediately prior to the issuance of the shares of Series F-1 Preferred Stock and Series G Preferred Stock and the associated warrants until the Company obtained stockholder approval for the issuance of shares of Common Stock in excess of the Issuable Maximum. The Company received the Stockholder Approval on July 24, 2024.

Optional Conversion

The Series G Preferred Stock can be converted at the option of the holder at any time and from time to time after the original issuance date. Holders shall effect conversions by providing us with the form of conversion notice (the “Notice of Conversion”) specifying the number of shares of Series G Preferred Stock to be converted, the number of shares of Series G Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable holder delivers by email such Notice of Conversion to us.

Beneficial Ownership Limitation

The Series G Preferred Stock cannot be converted to Common Stock if the holder, other than PharmaCyte Biotech, Inc., and its affiliates would beneficially own more than 4.99% or 9.99% at the election of the holder of the outstanding Common Stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Common Stock

The holders of Common Stock are entitled to one vote per share at meetings of the Company.

During the year ended December 31, 2023, the Company issued 7,861 shares of Common Stock for previously vested restricted stock units.

During the year ended December 31, 2023, 4,505 prefunded warrants were exercised in exchange for 4,505 shares of Common Stock.

During the year ended December 31, 2023 the Company issued 539,534 shares of Common Stock as installment conversions and 85,323 shares of Common Stock for make-whole adjustments for the Series F Preferred Stock.

During the year ended December 31, 2024, the Company issued 908 shares of Common Stock for previously vested restricted stock units.

During the year ended December 31, 2024, the Company issued 283,019 shares of Common Stock in exchange for services with a fair market value of $600,000.

During the year ended December 31, 2024 the Company issued 747,283 shares of Common Stock as installment conversions and 0 shares of Common Stock for make-whole adjustments for the Series F Preferred Stock.

During the year ended December 31, 2024 the Company issued 262,768 shares of Common Stock as installment conversions and 0 shares of Common Stock for make-whole adjustments for the Series F-1 Preferred Stock.

During the year ended December 31, 2024 the Company issued 50,768 shares of Common Stock for the exercise of the Series G Preferred Stock.

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Common Stock Warrants

The table below summarizes the warrant activity for the year ended December 31, 2024:

		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Warrants	Price	Term (years)	Value
Balance at December 31, 2023	4,933,622	$9.02	4.08	$21,650,589
Issued	21,538,460	1.30	2.82	-
Series F Modification
Warrants issued February 23, 2023	(4,716,904)	3.18	3.15	-
Warrant modification November 6, 2024	11,538,462	1.30	3.15	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Canceled/Expired	-	-	-	-
Balance at December 31, 2024	33,293,640	$2.18	2.81	$-
Exercisable as of December 31, 2024	33,293,640	$2.18	2.81	$-

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing stock price of $1.15 for the Company’s Common Stock on December 31, 2024 and the closing stock price of $7.77 for the Company’s Common Stock on December 31, 2023. All warrants were vested on date of grant.

Pursuant to the February 2023 Offering, the Company issued Warrants to investors to purchase 4,716,904 shares of Common Stock (as adjusted, and subject to further adjustment), with an exercise price of $3.18 per share (as adjusted, and subject to further adjustment), for a period of five years from the date of issuance. The Exercise Price and the number of shares issuable upon exercise of the Warrants are subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). Upon any such price-based adjustment to the Exercise Price, the number of shares issuable upon exercise of the Warrants will be increased proportionally.

Pursuant to the Series F-1 Private Placement, the Company issued the Series F-1 Short-Term Warrants to investors to purchase 2,780,839 shares of Common Stock (as adjusted, and subject to further adjustment), with an initial exercise price of $1.816 per share (as adjusted, and subject to further adjustment), for a period of 18 months from the date of issuance and the Series F-1 Short-Long Warrants to investors to purchase 2,780,839 shares of Common Stock (as adjusted, and subject to further adjustment), with an initial exercise price of $1.816 per share (as adjusted, and subject to further adjustment), for a period of five years from the date of issuance. The Series F-1 Exercise Price and the number of shares issuable upon exercise of the Series F-1 Warrants are subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Series F-1 Exercise Price (subject to certain exceptions). Upon any such price-based adjustment to the Series F-1 Exercise Price, the number of shares issuable upon exercise of the Series F-1 Warrants will be increased proportionately.

Pursuant to the Series G Private Placement, the Company issued the Series G Short-Term Warrants to investors to purchase 4,928,416 shares of Common Stock (as adjusted, and subject to further adjustment), with an initial exercise price of $1.816 per share (as adjusted, and subject to further adjustment), for a period of 18 months from the date of issuance and the Series G Short-Long Warrants to investors to purchase 4,928,416 shares of Common Stock (as adjusted, and subject to further adjustment), with an initial exercise price of $1.816 per share (as adjusted, and subject to further adjustment), for a period of five years from the date of issuance. The Series G Exercise Price and the number of shares issuable upon exercise of the Series G Warrants are subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Series G Exercise Price (subject to certain exceptions). Upon any such price-based adjustment to the Series G Exercise Price, the number of shares issuable upon exercise of the Series G Warrants will be increased proportionately.

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Series C Convertible Preferred Stock Warrants

The table below summarizes the warrant activity for the year ended December 31, 2024:

		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Warrants	Price	Term (years)	Value
Balance at December 31, 2023	918	$240.00	0.94	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Canceled/Expired	(918)	240.00	-	-
Balance at December 31, 2024	-	$-	-	$-
Exercisable as of December 31, 2024	-	$-	-	$-

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing stock price of $1.15 for the Company’s Common Stock on December 31, 2024 and the closing stock price of $7.77 for the Company’s Common Stock on December 31, 2023. All Series C Convertible Preferred Stock Warrants were vested on date of grant.

Note 7 – Income Taxes

The Company’s income tax (benefit)/provision is as follows for the years ended December 31, 2024 and 2023:

	2024	2023
Current	$-	$-
Deferred	(5,446,000)	4,129,000
Change in Valuation Allowance	5,446,000	(4,129,000)
Income Tax Benefit	$-	$-

The reconciliation of income taxes using the statutory U.S. income tax rate and the benefit from income taxes for the years ended December 31, 2024 and 2023 are as follows:

	2024	2023

Statutory U.S. Federal Income Tax Rate	(21.0)%	(21.0)%
State income taxes, net of U.S. Federal tax effect	(7.5)%	45.5%
Adjustment to deferred tax assets	2.9%	82.8%
Tax credits	(1.6)%	-%
Non-deductible expenses	3.9%	-%
Change in Valuation Allowance	23.3%	(107.3)%
Net	0.0%	0.0%

As of December 31, 2024, and 2023, the Company had U.S. federal net operating loss carry forwards of approximately $116.5 million and $113.1 million, respectively. Approximately $47.1 million of the U.S. federal net operating loss generated in tax years beginning before January 1, 2018 expire beginning with the year ending December 31, 2025 through 2037. The remaining U.S. federal net operating loss of approximately $69.4 million does not expire, however it is limited to 80% of each subsequent year’s net income. As of December 31, 2024, and 2023, the Company had U.S. state net operating loss carry forwards of approximately $55.7 million and $45.2 million, respectively, some of which expire beginning with the year ending December 31, 2025 through 2044. U.S. federal net operating losses of approximately $4.4 million expired during 2024. The timing and manner in which the Company can utilize operating loss carryforwards in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. Such limitation may have an impact on the ultimate realization of its carryforwards and future tax deductions.

Under Section 382 of the Code, use of the Company’s net operating loss carryforwards is limited if the Company experiences a cumulative change in ownership of greater than 50% in a moving three-year period. The Company experienced an ownership change as a result of the Merger and therefore the Company’s ability to utilize its net operating loss and certain credit carryforwards are limited. The limitation is determined by the fair market value of the Company’s common stock outstanding immediately prior to the ownership change, multiplied by the applicable federal rate. It is expected that the Merger caused the Company’s net operating loss carryforwards to be limited. However, the limitation had no impact on the Company’s financial statements since the Company recorded a full valuation allowance for the deferred tax assets as of December 31, 2024 and 2023.

The principal components of the deferred tax assets and liabilities, and related valuation allowances as of December 31, 2024 and 2023 are as follows:

	2024	2023

Reserves and other	$731,000	$796,000
Net operating loss carry-forwards	27,869,000	26,494,000
Capitalized research and development	3,894,000	3,946,000
Research and development tax credit	2,205,000	1,326,000
Share-based compensation	1,430,000	1,108,000
Warrant liability	-	(2,860,000)
Derivative liability	-	(688,000)
Valuation Allowance	(36,129,000)	(30,122,000)
Net deferred tax asset	$-	$-

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The valuation allowance for deferred tax assets increased by approximately $5.4 million during the year ended December 31, 2024, due mainly to increases in the Company’s deferred tax asset related to increases in the Company’s cumulative deductible temporary differences and decreases in the Company’s cumulative taxable temporary differences. The valuation allowance for deferred tax assets (decreased) by approximately $(4.1) million during the year ended December 31, 2023, due mainly to write-offs of the gross deferred tax asset related to share-based compensation, net of increases in the Company’s deferred tax assets related to its net operating loss carryforward and capitalized research expenses. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets may be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment.

The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of general and administrative expense. There were no amounts accrued for penalties and interest for the years ended December 31, 2024 and 2023. The Company does not expect its uncertain tax position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The Company files U.S. federal income tax returns and state income tax returns. Since the Company had losses in the past, all prior years that generated net operating loss carryforwards are open and subject to audit examination in relation to the net operating loss generated from those years.

Note 8 – Commitments and Contingencies

Litigation and Settlements

Raymond Akers Actions

On April 14, 2021, Raymond F. Akers, Jr., Ph.D. filed a lawsuit against the Company (f/k/a Akers Biosciences, Inc.) in the Superior Court of New Jersey, Law Division, Gloucester County (the “First Raymond Akers Action”). Mr. Akers asserts one common law whistleblower retaliation claim against the Company.

On September 23, 2021, the Court granted the Company’s Motion to Dismiss Plaintiff’s Amended Complaint and dismissed Plaintiff’s Amended Complaint. The Court indicated that Mr. Akers is “free to file another complaint, however, tort-based ‘Pierce’ allegations, and/or CEPA claims are barred by the statute of limitations.”

On March 1, 2022, Mr. Akers filed a second action against the Company in the Superior Court of New Jersey, Law Division, Gloucester County (the “Second Raymond Akers Action”) again asserting one common law whistleblower retaliation claim against the Company. The Company believes that the Second Raymond Akers Action was filed against the Court’s specific admonition that Plaintiff does not attempt to circumvent the statute of limitations.

On May 27, 2022, the Court granted-in-part and denied-in-part the Company’s Motion to Dismiss Plaintiff’s Complaint. The Court reaffirmed the ruling in the First Raymond Akers Action that any tort-based Pierce claims are time-barred. However, the Court denied the Motion as it pertained to Plaintiff’s contract-based Pierce claim and “Repayment of Monies Owed” claim. On July 29, 2022, the Company filed its Answer, which included affirmative defenses. As of December 31, 2024, the Second Raymond Akers Action is in the discovery phase.

All legal fees incurred were expensed as and when incurred. While no assurance can be provided, the Company does not believe that the current litigation will have a material impact on its financial condition or results of operations.

Note 9 – Related Parties

SRQ Patent Holdings and SRQ Patent Holdings II

The Company is a party to two Amended and Restated Confirmatory Patent Assignment and Royalty Agreements, both dated November 11, 2020, with SRQ Patent Holdings and SRQ Patent Holdings II, under which the Company (or its successor) will be obligated to pay to SRQ Patent Holdings or SRQ Patent Holdings II (or its designees) certain royalties on product sales or other revenue received on products that incorporate or are covered by the intellectual property that was assigned to the Company. The royalty is equal to 8% of the net sales price on product sales and, without duplication, 8% of milestone revenue or sublicense compensation. SRQ Patent Holdings and SRQ Patent Holdings II are affiliates of Mr. Jonnie Williams, Sr. No revenue has been recognized subject to these agreements for the year ended December 31, 2024 and 2023.

MIRA Pharmaceuticals Limited License Agreement

The Company is a party to an Amended and Restated Limited License Agreement, dated June 27, 2022 and amended on April 20, 2023, with MIRA Pharmaceuticals, Inc. (Nasdaq: MIRA), under which the parties agreed to share technical information and know-how pertaining to the synthetic manufacture and formulation of the parties’ respective Supera-CBD™ and MIRA1a™ product candidates. The Company, which holds patent rights to MIRA1a™ in 22 foreign countries, was granted a perpetual, non-exclusive, royalty-free license to use improvements to MIRA1a™ made under the agreement, and MIRA was granted a limited, perpetual, worldwide, non-exclusive, royalty-free license to use Supera-CBD™ as a synthetic intermediate in the manufacture of MIRA1a™.

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Series G Preferred Stock Issuance

On May 20, 2024, the Company entered into the Series G Purchase Agreement with the Series G Investors, including PharmaCyte Biotech, Inc. (“Pharmacyte”), pursuant to which it agreed to sell to the Series G Investors (i) an aggregate of 8,950 Series G Preferred Stock, initially convertible into up to 4,928,416 shares of the Company’s Common Stock, at a conversion price of $1.816 per share (ii) Series G Short-Term Warrants to acquire up to an aggregate of 4,928,416 shares of Common Stock at an exercise price of $1.816 per share, and (iii) Series G Long-Term Warrants acquire up to an aggregate of 4,928,416 shares of Common Stock at an exercise price of $1.816 per share, for aggregate gross proceeds equaling approximately $8.9 million. The interim CEO, President and Director of PharmaCyte, Joshua Silverman, serves as the Company’s Chairman of the Board.

Note 10 – Employee Benefit Plan

The Company maintains a defined contribution benefit plan under section 401(k) of the Internal Revenue Code covering substantially all qualified employees of the Company (the “401(k) Plan”). Under the 401(k) Plan, the Company matches 100% up to a 3% contribution, and 50% over a 3% contribution, up to a maximum of 5%.

The Company made matching contributions to the 401(k) Plan during the years ended December 31, 2024 and 2023 of $22,142 and $44,942, respectively.

Note 11 – Patent Assignment and Royalty Agreement

In November 2016, the Company entered into an agreement with the holders of certain intellectual property relating to the Company’s current product candidate. Under the terms of the agreement, the counterparty assigned its rights and interest in certain patents to the Company in exchange for future royalty payments based on a fixed percentage of future revenues, as defined. The agreement is effective until the later of (1) the date of expiration of the assigned patents or (2) the date of expiration of the last strategic partnership or licensing agreement including the assigned patents. No revenue has been received subject to these agreements as of December 31, 2024 and 2023.

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Note 12 – Segment Reporting

The Company has one reportable segment focused on Isomyosamine (formerly MYMD-1). The Company’s chief operating decision maker (“CODM”), who is responsible for evaluating financial performance and allocating resourses, is the President and Chief Medical Officer. The accounting policies of the single segment are the same as those described in the summary of significant accounting policies. The CODM does not use assets to assess the segment. The CODM assesses performance for the single segment and decides how to allocate resources based on net operating loss excluding stock-based compensation and warrant issuance expenses. The CODM uses a non-GAAP measure, net of operating loss excluding stock-based compensation and warrant issuance expenses, as the primary measure of operating performance and to monitor the Company’s cash burn and adherence to budget.

To date, the Company has not generated any product revenue and has incurred losses and negative cash flows from operations since inception.

The following table presents certain financial data for the Company’s reportable segment and a reconciliation to the Company’s consolidated net loss.

	2024	2023
Product Revenue	$-	$-
Product Cost of Sales	-	-

Gross Income	-	-

Operating Expenses
Administrative Expenses	4,161,907	5,442,886
Research and Development Expenses	3,441,010	7,867,795
Segment Net Loss	(7,602,917)	(13,310,681)

Reconcilement of Net Loss
Adjustments and Reconciling Items
Stock Based Compensation	1,057,271	3,049,537
Series F Warrant Issuance Expenses	-	762,834
Series F-1 Warrant Issuance Expenses	539,097	-
Series G Warrant Issuance Expenses	969,505	-
Interest and Dividend Income	351,809	455,570
Gains on Sales of Marketable Securities	976	416
Unrealized Gains on Marketable Securities	671	514
Change in Fair Value of Derivative Liabilities	(388,000)	3,088,800
Change in Fair Value of Warrant Liabilities	(4,410,000)	9,756,000
Loss on Issuance of Series F-1 Convertible Preferred Stock	(3,737,000)	-
Loss on Issuance of Series G Convertible Preferred Stock	(5,109,000)	-
Casualty Gain/(Loss)	100,000	(178,198)
Total Adjustments and Reconciling Items	(15,756,417)	9,310,731

Consolidated Net Loss	$(23,359,334)	$(3,999,950)

Segment assets are not reviewed by the CODM and, accordingly, asset information is not presented.

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Note 13 – Subsequent Events

On March 5, 2025, in connection with the issuance of shares of Common Stock upon conversion of the Series F-1 Preferred Shares, (i) the Series F Conversion Price, Series F-1 Conversion Price and Series G Conversion Price was adjusted to $0.364 per share pursuant to the full ratchet anti-dilution provisions contained in the applicable Certificate of Designations and, (ii) the Series F Exercise Price, the Series F-1 Conversion Price and Series G Exercise Price was adjusted to $0.364 per share and the number of shares of Common Stock issuable upon exercise of such warrants was adjusted proportionally pursuant to the full ratchet anti-dilution provisions contained in the applicable warrants.

On April 8, 2025, the Company entered into an Omnibus Amendment Agreement (“April 2025 Amendment Agreement”) with the Required Holders (as defined in the Series F Certificate of Designations and Series F-1 Certificate of Designations), pursuant to which, the Required Holders agreed to amend (i) the Series F-1 Certificate of Designations, as described below, by filing a Certificate of Amendment to the Series F-1 Certificate of Designations with the Secretary of State of the State of Delaware (the “April 2025 Series F-1 Certificate of Amendment”), (ii) the Series F Certificate of Designations, as described below, by filing a Certificate of Amendment to the Series F Certificate of Designations with the Secretary of State of the State of Delaware (the “April 2025 Series F Certificate of Amendment”), (iii) the Series F-1 Purchase Agreement, to amend the definition of “Excluded Securities” such that the definition includes the issuance of common stock issued after the date of the Seres F-1 Purchase Agreement pursuant to an Approved Stock Plan (as defined in the Series F-1 Purchase Agreement), which in the aggregate does not exceed more than 2% of the shares of common stock issued and outstanding as of the date of such issuance (the “Excluded Securities Modification”), and (iv) to amend the term of the Series F-1 Short-Term Warrants to be five years from the date of issuance. In addition, in consideration of the foregoing, the Company agreed to reduce the size of the board of directors of the Company to no more than six directors, no later than the Company’s 2025 annual meeting of stockholders.

The April 2025 Series F Certificate of Amendment amends the Series F Certificate of Designations to (A) (i) extend the maturity date to June 30, 2025, and (ii) modify the schedule of Installment Dates (as defined in the Series F Certificate of Designations), in each case, effective as of December 31, 2024, and (B) subject to obtaining the approval of the Company’s stockholders, effective January 1, 2025, increase the aggregate Stated Value of the Series F Preferred Stock outstanding to an amount equal to 110% of the aggregate Stated Value of the Series F Preferred Stock outstanding. The April 2025 Series F Certificate of Amendment was filed with the Secretary of State of the State of Delaware, effective as of April 8, 2025.

The April 2025 Series F Certificate of Amendment amends the Series F-1 Certificate of Designations to amend the definition of “Excluded Securities” substantially similar to the Excluded Securities Modification. The April 2025 Series F-1 Certificate of Amendment was filed with the Secretary of State of the State of Delaware, effective as of April 8, 2025.

On March 17, 2025, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the closing bid price of the Company’s Common Stock for the 30 consecutive business days between January 30, 2025, to March 14, 2025, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). The letter also indicated that the Company will be provided with a compliance period of 180 calendar days, or until September 15, 2025 (the “Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). In order to regain compliance with Nasdaq’s minimum bid price requirement, the Company’s Common Stock must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days during the Compliance Period. In the event the Company does not regain compliance by the end of the Compliance Period, the Company may be eligible for an additional 180 calendar days to regain compliance. There can be no assurance that the Company will be eligible for the additional 180 calendar day compliance period, if applicable, or that the Nasdaq staff would grant the Company’s request for continued listing subsequent to any delisting notification. In the event of such a notification, the Company may appeal the Nasdaq staff’s determination to delist its securities.

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